Exhibit 10.1

SECOND AMENDED AND RESTATED

COINBASE PRIME BROKER AGREEMENT

General Terms and Conditions

1.	Introduction

Each entity specified on Schedule I hereto (each, a “Client”) severally and not jointly acting through the applicable agent specified for such entity on Schedule I (each, an “Agent”) enters into this agreement (including, the Coinbase Custody Custodial Services Agreement attached hereto as Exhibit A (the “Custody Agreement”), the Coinbase Master Trading Agreement attached hereto as Exhibit B (the “MTA),” the Coinbase Committed Trade Financing Agreement attached hereto as Exhibit D (the “CTF Agreement”), and all other exhibits, addenda and supplements attached hereto or referenced herein, including Addendum No. 1 (“Service Level Agreement” or “SLA”) and Addendum No. 2 (“Addendum No. 2”) and, collectively, the “Coinbase Prime Broker Agreement”) with Coinbase, Inc. (“Coinbase”), on behalf of itself and as agent for Coinbase, Coinbase Custody Trust Company, LLC (“Coinbase Custody”), and, as applicable, Coinbase Credit, Inc. (“Coinbase Credit,” and collectively with Coinbase and Coinbase Custody, the “Coinbase Entities”). This Coinbase Prime Broker Agreement shall constitute separate agreements, each between a single Client and the Coinbase Entities, as if such Client had executed a separate Coinbase Prime Broker Agreement naming only itself as the Client, and no Client shall have any liability for the obligations of any other Client. This Coinbase Prime Broker Agreement sets forth the terms and conditions pursuant to which the Coinbase Entities will open and maintain the prime broker account (the “Prime Broker Account”) for Client and provide services relating to custody, trade execution, lending or post-trade credit (if applicable), and other services including the Coinbase Tech (as defined below) (collectively, the “Prime Broker Services” or “Services”) for certain digital assets (“Digital Assets”) as set forth herein. Client and the Coinbase Entities (individually or collectively, as the context requires) may also be referred to as a “Party”. Capitalized terms not defined in these General Terms and Conditions (the “General Terms”) shall have the meanings assigned to them in the respective exhibit, addendum or supplement. In the event of a conflict between these General Terms and any exhibit, addendum or supplement hereto, then the document governing the specific relevant Prime Broker Service shall control in respect of such Prime Broker Service. The parties hereto agree that this agreement (including any annexes hereto that are stated to be applicable to each Client) shall replace and supersede in its entirety any prior Coinbase Prime Broker Agreement (or similar agreement setting out the terms and conditions pursuant to which the Coinbase Entities would provide prime brokerage services) entered into between the parties hereto.

2.	Conflicts of Interest Acknowledgement

Client acknowledges that the Coinbase Entities may have actual or potential conflicts of interest in connection with providing the Prime Broker Services including that (i) Orders (as such term is defined in the MTA) may be routed to Coinbase’s exchange platform where Orders may be executed against other Coinbase customers or with Coinbase acting as principal, (ii) the beneficial identity of the purchaser or seller with respect to an Order is unknown and therefore may inadvertently be another Coinbase client, (iii) Coinbase does not engage in front-running, but is aware of Orders or imminent Orders and may execute a trade for its own inventory (or the account of an affiliate) while in possession of that knowledge and (iv) Coinbase may act in a principal capacity with respect to certain Orders (e.g., to fill residual Order size when a portion of an Order may be below the minimum size accepted by the Connected Trading Venues (as defined in the MTA). As a result of these and other conflicts, when acting as principal, the Coinbase Entities may have an incentive to favor their own interests and the interests of their affiliates over a particular Client’s interests and has in place certain policies and procedures in place that are designed to mitigate such conflicts. Coinbase will maintain appropriate and effective arrangements to eliminate or manage conflicts of interest, including segregation of duties, information barriers and training. Coinbase will notify Client in accordance with the notice provisions hereof of changes to its business that have a material adverse effect on Coinbase’s ability to manage its conflicts of interest. Notwithstanding anything herein to the contrary, the Coinbase Entities shall execute trades pursuant to such policies and procedures; provided that the Coinbase Entities (a) shall execute in a commercially reasonable amount of time (i) any marketable orders appropriately entered by Client and (ii) any other pending Client orders received by the Coinbase Entities that become marketable, (b) for any order that Coinbase receives from Client, Coinbase will make commercially reasonable efforts to route orders for execution to the Connected Trading Venue offering the highest price for Client sale Orders and the lowest price for Client purchase Orders, including consideration of any gas fees or similar fees related to a particular blockchain at the time that such orders are routed for execution, and (c) shall not knowingly enter into a transaction for the benefit of (x) the Coinbase Entities, or (y) any other client received after Client’s order, ahead of any order received from Client. For purposes of the foregoing, a marketable order is a sell order equivalent to or better than the best bid price, or a buy order equivalent to or better than the best ask price, on any Connected Trading Venue (or any venue that a Coinbase Entity may use) at a given moment. Coinbase agrees to direct Client’s Orders in a manner that does not systematically favor Coinbase’s exchange platform or Connected Trading Venues that provide financial incentives to Coinbase; provided, however, that under certain circumstances Coinbase may choose to intentionally route to the Coinbase exchange platform due to temporary conditions affecting Connected Trading Venues (e.g. connectivity problems of the Connected Trading Venue or funding constraints).

3.	Account Statements

Client authorizes Coinbase to combine information regarding all Prime Broker Services activities into a single statement. Coinbase will provide Client with an electronic account statement (the “Account Statement”) every day by the time set-forth in the Service Level Agreement. Each Account Statement will identify the amount of cash and the amount and type of each Digital Asset in Client’s Prime Broker Account at the end of the prior day, setting forth separately the amount and type of each Digital Asset held in the Trading Balance and the Vault Balance (as such terms are defined in Exhibit B hereto), the Storage Fees charged, and will set forth all Prime Broker Account activity during that period, as described in the Service Level Agreement. Subject to the terms herein, Client will have on demand access to its account information on the Coinbase website.

4.	Client Instructions

4.1

In a written notice to Coinbase, Client may designate persons and/or entities authorized to act on behalf of Client with respect to the Prime Broker Account (the “Authorized Representative”). Upon such designation, Coinbase may rely on the validity of such appointment until such time as Coinbase receives Instructions from Client revoking such appointment or designating a new Authorized Representative. Coinbase will disable the access of an Authorized Representative as soon as reasonably practicable upon request from Client and in no event greater than one day following the receipt of such request and the execution of any documents reasonably required by Client. Any removal of an Authorized Representative shall occur automatically, without any request for documentation, upon Client removing such person via the portal.

4.2

Subject to the terms of this Coinbase Prime Broker Agreement, The Coinbase Entities will act upon instructions received from Client or Client’s Authorized Representative (“Instructions”), provided that such Instructions are received by the Coinbase Entities pursuant to the reasonable security procedures set forth by Coinbase Entities (“Security Procedures”), which may involve two-factor authentication and messaging only through certain Coinbase systems. For the avoidance of doubt and notwithstanding anything herein to the contrary, the Coinbase Entities shall act upon Instructions only when such instructions have been received pursuant to the Security Procedures. When taking action upon Instructions in a manner consistent with the provisions herein, the applicable Coinbase Entity shall act in a commercially reasonable manner, and in conformance with the following: (a) Instructions shall continue in full force and effect until executed, cancelled or superseded; (b) if any Instructions are ambiguous or if in in the applicable Coinbase Entity’s reasonable opinion any Instructions are likely to be inaccurate, the applicable Coinbase Entity shall notify Client and may refuse to execute such Instructions until any such ambiguity has been resolved to the Coinbase Entity’s satisfaction; (c) the Coinbase Entities may refuse to execute Instructions if in the applicable Coinbase Entity’s reasonable opinion such Instructions are outside the scope of its obligations under this Coinbase Prime Broker Agreement or are contrary to any applicable laws, rules and regulations, and the applicable Coinbase Entity will promptly notify Client of such refusal; and (d) the Coinbase Entities may rely on any Instructions, notice or other communication reasonably believed by it to be genuine and given by Client or Client’s Authorized Representative received pursuant to the Security Procedures. Client shall be fully responsible and liable for all Claims and Losses incurred by the Coinbase Entities (excluding Storage Fees) arising out of or relating to inaccurate or ambiguous Instructions unless such Claim and Losses are caused primarily by a Coinbase Entity’s failure to abide by the relevant standard of care as set forth in Section 22. The applicable Coinbase Entity is responsible for losses resulting from its errors in executing a transaction (e.g., if Client provides the correct destination address for executing a withdrawal transaction, but Coinbase Entity erroneously sends Client’s Digital Assets to another destination address).

4.3

Coinbase will comply with the Client’s Instructions to stake, stack or vote the Client’s Digital Assets to the extent the applicable Coinbase Entity supports proof of stake validation, proof of transfer validation, or voting for such Digital Assets. The Coinbase Entities may, in their sole discretion, decide whether or not to support (or cease supporting) staking services or stacking or voting for a Digital Asset.

5.	Representations, Warranties, and Additional Covenants

Client represents, warrants, and covenants that:

5.1

Client has the full power, authority, and capacity to enter into this Coinbase Prime Broker Agreement and to engage in transactions with respect to all Digital Assets relating to the Prime Broker Services;

5.2

Client has policies and procedures in place to maintain full compliance with all applicable laws, rules, and regulations to the extent relevant and material to its performance hereunder in each jurisdiction in which Client operates or otherwise uses the Prime Broker Services, including U.S. securities laws and regulations, as well as any applicable state and federal laws, including all applicable laws and regulations relating to anti-money laundering, including the Bank Secrecy Act, as amended by the USA PATRIOT Act and the Anti-Money Laundering Act of 2020 (collectively “AML Laws”) and other anti-terrorism statutes, regulations, and conventions of the United States or other international jurisdictions to the extent relevant and material to its performance hereunder;

5.3

With the understanding that each Coinbase entity must perform its own due diligence on the authorized participants and their agents/partners who open accounts with Coinbase, Client can attest that it has performed its own due diligence on the authorized participants it has contracted with to source the Digital Assets contemplated under this Agreement and has confirmed that the authorized participants and its agents/partners have similarly implemented policies, procedures and controls designed to comply with applicable AML Laws and Sanctions Laws. Client is and shall remain in good standing with all relevant government agencies, departments, regulatory, and supervisory bodies to the extent relevant and material to its performance hereunder, and Client will, to the extent permitted under applicable law and such relevant government agency, department, regulatory, and supervisory body, promptly notify Coinbase if Client ceases to be in good standing with any regulatory authority to the extent such cessation would materially impact either party’s performance hereunder;

5.4

Client shall promptly provide information as the Coinbase Entities may reasonably request in writing from time to time regarding: Client’s use of the Prime Broker Services to the extent reasonably necessary for the Coinbase Entities to comply with any applicable laws, rules, and regulations (including money laundering statutes, regulations and conventions of the United States or other jurisdictions), or the guidance or direction of, or request from, any regulatory authority or financial institution, in each case related to its performance hereunder, provided that such information may be redacted to remove Confidential Information not relevant to the requirements of this Coinbase Prime Broker Agreement;

5.5	Client’s use of the Prime Broker Services shall be for commercial, business purposes only;

5.6

the Agent represents to the Coinbase Entities, that the Client (a) has duly authorized Agent to execute and deliver the Coinbase Prime Broker Agreement on behalf of such Client and (b) has the power to so authorize Agent; and

5.7	This Coinbase Prime Broker Agreement is Client’s legal, valid, and binding obligation, enforceable against it in accordance with its terms.

Each Coinbase Entity, as applicable, represents, warrants, and covenants that:

5.8

Each Coinbase Entity has adopted, implemented, and shall maintain and follow a reasonable risk- based program (“Sanctions Program”) that is designed to comply with all applicable economic, trade and financial sanctions laws, resolutions, executive orders and regulations enacted by the United States (including as administered and/or enforced by the Office of Foreign Assets Control), the United Kingdom, the European Union, the United Nations and other applicable jurisdictions (collectively “Sanctions Laws”). That Sanctions Program includes reasonable steps designed to prevent Digital Assets, Orders or transactions from being directly derived from or knowingly associated with persons, entities or countries that are the target or subject of sanctions or any country embargoes, in violation of any Sanctions Laws.

5.9

Each Coinbase Entity has also adopted, implemented and shall maintain and follow an anti-money laundering program (“AML Program”) that is designed to comply with (i) all applicable AML Laws. As part of its AML Program, each Coinbase entity performs both initial and ongoing due diligence on each of its customers, as well as ongoing transaction monitoring that is designed to identify and report suspicious activity conducted through customer accounts, as required by law. The above AML controls are applied to all customer accounts opened at Coinbase, including any opened by (a) Connected Trading Venues, (b) authorized participants of the Client or (c) agents/partners of such authorized participants (collectively as “Connected Trading Venue or Authorized Participant Accounts”) for the purpose of facilitating bitcoin deposits to, and withdrawals from, the Client’s Trading Account.

5.10

All fund movements into a Connected Trading Venue or Authorized Participant’s Account at Coinbase will be sanctions screened to ensure that bitcoin in kind transactions did not directly originate from persons, entities or countries that are the target or subject of sanctions or any country embargoes, or knowingly associated with such persons, entities or countries, or otherwise in violation of any Sanctions Laws, in violation of any Sanctions Laws, prior to any onward transfer to the Client’s account(s) at Coinbase.

5.11

In the event sanctions screening results in a bitcoin in-kind transaction being suspected or determined to be in violation of any Sanctions Laws, each Coinbase Entity will (a) block or reject the deposit of such bitcoin into the a Connected Trading Venue or Authorized Participant Account, where required by applicable Sanctions Laws, and (b) agree to promptly inform the Client if any fund movement between a Connected Trading Venue or Authorized Participant Account at Coinbase and the Client’s account(s) at Coinbase involves the aforementioned, so long as permitted by law.

5.12

Each Coinbase Entity also agrees to provide Client with (i) a quarterly report on the sanctions screening results of any fund movement between a Connected Trading Account or Authorized Participant Account at Coinbase and the Client’s account(s), after the end of the calendar quarter, and (ii) to the extent permitted by law, such information as it may reasonably request, to enable Client to fulfill its obligations under Sanctions Laws and AML Laws, including an annual attestation regarding Coinbase’s AML and Sanctions Law controls. Client is permitted to share this report with service providers of the Client and authorized participants.

5.13

It possesses and will maintain, all licenses, registrations, authorizations and approvals required by any applicable government agency or regulatory authority for it to operate its business and provide the Prime Broker Services;

5.14

It is and shall remain in good standing with all relevant government agencies, departments, regulatory and supervisory bodies to the extent relevant and material to its performance hereunder, and it will, to the extent permitted under applicable law and by such relevant government agency, department, regulatory and supervisory body, and in compliance with its policies and procedures addressing material non-public information, promptly notify Client if it ceases to be in good standing with any regulatory authority to the extent such cessation would materially impact either party’s performance hereunder.

5.15

It shall promptly provide information as the Client may reasonably request in writing from time to time in connection with its provision of the Prime Broker Services, to the extent reasonably necessary for the Client to comply with any applicable laws, rules, and regulations (including money laundering statutes, regulations and conventions of the United States or other jurisdictions), or the guidance or direction of, or request from, any regulatory authority or financial institution, in each case related to its performance hereunder and to the extent that providing such information is not prohibited by applicable law or any internal policies and procedures in furtherance of applicable law or addressing material non-public information, and does not constitute material nonpublic information;

5.16

It has all rights necessary to provide Client with access to the Coinbase Prime Broker Site and Content, Coinbase Prime, Coinbase Prime API, Market Data and any other tech/data provided by Coinbase (the “Coinbase Tech”) as contemplated herein; (b) the intended use by Client of the Coinbase Tech as described in and in accordance with this Coinbase Prime Broker Agreement shall not infringe, violate or misappropriate the intellectual property rights of any third party;

5.17	It has the full power, authority, and capacity to enter into and be bound by this Coinbase Prime Broker Agreement and to provide the Prime Broker Services; and

5.18	This Coinbase Prime Broker Agreement is its legal, valid and binding obligation, enforceable against it in accordance with its terms.

Notwithstanding anything to the contrary contained in this Coinbase Prime Broker Agreement or any annex, schedule, addendum, confirmation or other document issued or delivered in connection with any transaction hereunder, the Coinbase Entities each acknowledges and agrees that:

5.19	Agent is acting in connection with any transaction hereunder solely in its capacity as agent and investment adviser or sub-investment adviser to the Client;

5.20

Neither Agent nor any of its affiliates, subsidiaries or successors, in each case, to the extent that such affiliates, subsidiaries or successors are not Clients under this Coinbase Prime Broker Agreement shall have any obligation of any kind or nature whatsoever, by guaranty, enforcement or otherwise, with respect to the performance of any Client’s obligations, agreements, representations or warranties under the Coinbase Prime Broker Agreement or any transaction hereunder;

5.21

Other than with respect to the payment of custodial fees and Settlement Fees, Agent and its affiliates shall have no responsibility or liability to pay any costs, expenses, damages or claims arising under or in connection with or in any way relating to this Coinbase Prime Broker Agreement or any transaction hereunder entered into on behalf of a Client;

5.22	Coinbase Entities’ remedies shall not include a right of set off in respect of the rights or obligations, if any, of Agent arising in its capacity as principal or agent;

5.23

No recourse of any kind or nature whatsoever shall be had against the Agent or any affiliate, subsidiary or successor to Agent, or against any incorporator, shareholder, officer, director, member, manager, employee or agent of any Agent (each, an “Agent Party”) with respect to any of the covenants, agreements, representations or warranties contained in this Coinbase Prime Broker Agreement or any annex, or schedule hereto, or any addendum, Confirmation or any other document issued or delivered in connection with any transaction entered into under this Coinbase Prime Broker Agreement, in each case unless otherwise provided in the relevant document or if any Agent Party is or becomes a Client under this Coinbase Prime Broker Agreement;

5.24

Other than with respect to the Storage Fees, under no circumstances shall the Agent or any Agent Party be in any way individually or personally liable under this Coinbase Prime Broker Agreement and that the Coinbase Entities shall look solely to the assets and property of the Client that are under management by Agent for performance of the Coinbase Prime Broker Agreement or payment of any claim under the Coinbase Prime Broker Agreement with respect to such Client; and

5.25

Agent acknowledges and agrees that the payment of Storage fees and Settlement Fees is the obligation of Agent as principal and Agent shall be liable to the Coinbase Entities for the failure to pay such fees when due under this Coinbase Prime Broker Agreement.

6.	ERISA

Client represents and warrants that the assets used to consummate the transactions provided hereunder (hereinafter referred to as “ERISA Transactions for purposes of this Section 6 and Section 7) do not, and shall not, constitute the assets of (i) an “employee benefit plan” that is subject to Part 4, Subtitle B, Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); (ii) a “plan” within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), that is subject to Section 4975 of the Code; or (iii) a person or entity the underlying assets of which are deemed to include plan assets as determined under Section 3(42) of ERISA and the regulations thereunder, and Client will notify Coinbase (1) if Client is aware in advance that it will breach the foregoing representation and warranty (the “Representation”), reasonably in advance of it breaching the Representation; or (2) promptly upon becoming aware that it is in breach of the Representation.

7.	Other Plans

Either (i) the assets used to consummate the ERISA Transactions provided hereunder do not, and shall not, constitute the assets of a governmental plan that is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (a “Similar Law”) or (ii) the ERISA Transactions hereunder do not violate any applicable Similar Law.

8.	No Investment Advice or Brokerage

8.1

Client assumes responsibility for each transaction in or for its Prime Broker Account. Client understands and agrees that none of the Coinbase Entities are an SEC/FINRA registered broker- dealer or investment adviser to Client in any respect, and the Coinbase Entities have no liability, obligation, or responsibility whatsoever for Client decisions relating to the Prime Broker Services, subject to Section 22. Client should consult its own legal, tax, investment and accounting professionals.

8.2

While the Coinbase Entities may make certain general information available to Client, the Coinbase Entities are not providing and will not provide Client with any investment, legal, tax or accounting advice regarding Client’s specific situation. Client is solely responsible, and shall not rely on the Coinbase Entities, for determining whether any investment, investment strategy, or transaction involving Digital Assets is appropriate for Client based on Client’s investment objectives, financial circumstances, risk tolerance, and tax consequences. Except as otherwise set forth herein, the Coinbase Entities shall have no liability, obligation, or responsibility whatsoever regarding any Client decision to enter into in any transaction with respect to any Digital Asset, subject to Section 22.

9.	Opt-In to Article 8 of the Uniform Commercial Code

Client Assets in the Trading Balance and Vault Balance will be treated as “financial assets” under Article 8 of the New York Uniform Commercial Code (“Article 8”). Coinbase and Coinbase Custody are “securities intermediaries,” the Trading Balance and Vault Balance are each “securities accounts,” and Client is an “entitlement holder” under Article 8. This Agreement sets forth how the Coinbase Entities will satisfy their Article 8 duties. Treating Client Assets in the Trading Balance and Vault Balance as financial assets under Article 8 does not determine the characterization or treatment of the cash and Digital Assets under any other law or rule. New York will be the securities intermediary’s jurisdiction with respect to Coinbase and Coinbase Custody, and New York law will govern all issues addressed in Article 2(1) of the Hague Securities Convention. Coinbase and Coinbase Custody will credit the Client with any payments or distributions on any Client Assets it holds for Client’s Trading Balance and Vault Balance. Coinbase and Coinbase Custody will comply with Client’s Instructions with respect to Client Assets in Client’s Trading Balance or Vault Balance, subject to the terms of the MTA or Custody Agreement, as applicable, and related Coinbase rules, including the Coinbase Trading Rules (as such term is defined in the MTA). Each of Coinbase and Coinbase Custody is obligated by Article 8 to maintain sufficient Digital Assets to satisfy all entitlements of customers of Coinbase or Coinbase Custody, respectively, to the same Digital Assets. Neither Coinbase nor Coinbase Custody may grant a security interest in the Digital Assets in the Trading Balance or Client’s Custodial Account, respectively. Digital Assets in Client’s Custodial Account are custodial assets. Under Article 8, the Digital Assets in the Trading Balance and Client’s Custodial Account are not general assets of Coinbase or Coinbase Custody, respectively and are not available to satisfy claims of creditors of Coinbase or Coinbase Custody, respectively. Coinbase and Coinbase Custody will comply at all times with the duties of a securities intermediary under Article 8, including those set forth at sections 8-504(a), 8-505(a), 8-506(a), 8-507 and 8-508, in accordance with the terms of this Coinbase Prime Broker Agreement.

10.	General Use, Security and Prohibited Use

10.1

Prime Broker Site and Content. During the term of this Coinbase Prime Broker Agreement, the Coinbase Entities hereby grant Client a limited, nonexclusive, non-transferable, non- sublicensable, revocable and royalty-free license, subject to the terms of this Coinbase Prime Broker Agreement, to access and use the Coinbase Prime Broker Site accessible at prime.coinbase.com (“Coinbase Prime Broker Site”) and related content, materials, and information (collectively, the “Content”) solely for Client’s internal business use and other purposes as permitted by Coinbase in writing from time to time. Any other use of the Coinbase Prime Broker Site or Content is hereby prohibited. All other right, title, and interest (including all copyright, trademark, patent, trade secrets, and all other intellectual property rights) in the Coinbase Prime Broker Site, Content, and Prime Broker Services is and will remain the exclusive property of the Coinbase Entities and their licensors. Except as expressly permitted herein, Client shall not copy, transmit, distribute, sell, license, reverse engineer, modify, publish, or participate in the transfer or sale of, create derivative works from, or in any other way exploit any of the Prime Broker Services or Content, in whole or in part. “Coinbase,” “Coinbase Prime,” “prime.coinbase.com,” and all logos related to the Prime Broker Services or displayed on the Coinbase Prime Broker Site are either trademarks or registered marks of the Coinbase Entities or their licensors. Client may not copy, imitate or use them without Coinbase’s prior written consent. The license granted under this Section 10.1 will automatically terminate upon termination of this Coinbase Prime Broker Agreement, or the suspension or termination of Client’s access to the Coinbase Prime Broker Site or Prime Broker Services. Notwithstanding the foregoing or anything to the contrary herein or in the Market Data Exhibit (now or hereinafter modified), “Client Data” shall mean Client’s executed trade data, settled transaction history generated from the Trading Platform, Coinbase’s exchange platform or other platform of Coinbase or its affiliates or the Prime Broker Services, and any electronic data or information of Client, submitted to the Prime Broker Services. Client Data shall not be deemed to be “Market Data”. Notwithstanding anything to the contrary in this Coinbase Prime Broker Agreement including any annex, schedule or appendix thereto, including the Market Data Exhibit, Coinbase may incorporate any Client Data solely in aggregated and anonymized or unattributable form into one or more data sets; provided that for purposes of the Coinbase Prime Broker Agreement, data is “anonymized” or “unattributable” only if all identifiers that directly or indirectly identify the source and subject of such data with Client have been removed, and it does not enable a third party to discern, decompile, recreate, or reverse engineer any particular trading strategy of Client. Coinbase may use any Client Data in aggregated and anonymized form for any purpose consistent with this Section 10.1 and Section 13. In the event that Client Data are incorporated into a commercially available product such as a standalone dataset, Coinbase will discuss an appropriate license-back to Client, on terms commensurate with Client’s contribution to such product. Without limiting the foregoing, Client shall not reverse engineer Coinbase’s pricing mechanism or smart order router or cause or facilitate the same to be reverse engineered. Coinbase agrees that (i) it will use unaggregated and attributable Client Data in compliance with applicable law and regulatory requirements, and (ii) it will not use unaggregated and attributable Client Trade Data to develop, facilitate the development of, or reverse engineer algorithms for the detection of the trading strategy or algorithms used by Client in the execution of Client Data.

10.2

Unauthorized Users. Client shall not allow any person or entity that is not the Client or an Authorized Representative (each, an “Unauthorized User”) to access, connect to, and/or use Client’s Prime Broker Account. Subject to Section 22, the Coinbase Entities shall have no liability, obligation, or responsibility for, and Client shall be fully responsible and liable for, any and all Claims and Losses of the Coinbase Entities arising out of or relating to the acts and omissions of any Unauthorized User, except to the extent caused by any Coinbase Entity in respect of the Prime Broker Services, Prime Broker Account, and/or the Prime Broker Site. Client shall notify Coinbase immediately if Client believes or becomes aware that an Unauthorized User has accessed, connected to, or used Client’s Prime Broker Account.

10.3

Password Security; Contact Information. Client is fully responsible for maintaining adequate security and control of any and all IDs, passwords, hints, personal identification numbers (PINs), API keys, YubiKeys, other security or confirmation information or hardware, and any other codes that Client uses to access the Prime Broker Account and Prime Broker Services. Client agrees to keep Client’s email address and telephone number up to date in Client’s Prime Broker Account in order to receive any notices or alerts that the Coinbase Entities may send to Client. Subject to Section 22, Client shall be fully responsible for any Losses that Client may sustain due to compromise of Prime Broker Account login credentials. In the event Client believes Client’s Prime Broker Account information has been compromised, Client must contact Coinbase promptly.

10.4	Prohibited Use.

10.4.1

Unlawful Activity. Client shall not engage in any of the following activities with its use of the Prime Broker Services: Activity that would violate, or assist in violation of, any law, statute, ordinance, or regulation, sanctions programs administered in the countries where Coinbase conducts business, including but not limited to the U.S. Department of Treasury’s Office of Foreign Assets Control (OFAC), or which would involve proceeds of any unlawful activity; publish, distribute or disseminate any unlawful material or information;

10.4.2

Abusive Activity. Client shall use reasonable efforts to not engage in the following activities with the use of Prime Broker Services: actions that impose an unreasonable or disproportionately large load on Coinbase’s infrastructure, or detrimentally interfere with, intercept, or expropriate any system, data, or information; transmit or upload any material to Coinbase systems that contains viruses, trojan horses, worms, or any other harmful or deleterious programs through the use of process and technology reasonably designed to avoid such activities; attempt to gain unauthorized access to Coinbase systems, other Coinbase accounts, computer systems or networks connected to Coinbase systems, Coinbase Site, through password mining or any other means; use Coinbase Account information of another party to access or use the Coinbase systems, except in the case of specific Clients and/or applications which are specifically authorized by a Client to access such Client’s Coinbase Account and information; or transfer Client’s account access or rights to Client’s account to a third party, unless by operation of law or with the express permission of Coinbase; and

10.4.3	Fraud. Client shall not engage in activity with its use of the Prime Broker Services which operates to defraud Coinbase or any other person or entity.

10.5

Computer Viruses. Subject to Section 22 or, in the case of Client’s liability, limited to the extent of the failure of the Coinbase Entities to adhere to the standards of care set forth in Section 22, no party hereto shall have any liability, obligation, or responsibility whatsoever for any damage or interruptions caused by any computer viruses, spyware, scareware, Trojan horses, worms or other malware that may affect another party’s computer or other equipment, or any phishing, spoofing or other attack, unless such party fails to have commercially reasonable policies, procedures and technical controls in place to prevent such damages or interruptions. Client may access and use its Prime Broker Account through the Coinbase Prime Broker Site to review any Orders, deposits or withdrawals or required actions to confirm the authenticity of any communication or notice from the Coinbase Entities.

10.6	Training. Coinbase will provide to Client training that is reasonably required for Client to access and use the Service, at no additional cost to Client.

11	Taxes

11.1

Taxes. Except as otherwise expressly stated herein, Client shall be fully responsible and liable for, and the Coinbase Entities shall have no liability, obligation, or responsibility whatsoever for, the payment of any and all present and future tariffs, duties or taxes (including withholding taxes, transfer taxes, stamp taxes, documentary taxes, value added taxes, personal property taxes and all similar costs) imposed or levied by any government or governmental agency (collectively, “Taxes”) and any related Claims and Losses or the accounting or reporting of income or other Taxes arising from or relating to any transactions Client conducts through the Prime Broker Services. Client acknowledges that Coinbase shall not be responsible for filing all tax returns, reports and disclosures required by laws applicable to Client.

11.2

Withholding Tax. Except as required by applicable law, each payment under this Coinbase Prime Broker Agreement or collateral deliverable by Client to any Coinbase Entities shall be made, and the value of any collateral or margin shall be calculated, without withholding or deducting of any Taxes. The Coinbase Entities agree that the Client may withhold or deduct Taxes as may be required by applicable law. If any Taxes are required to be withheld or deducted, Client (a) authorizes the Coinbase Entities to effect such withholding or deduction and remit such Taxes to the relevant taxing authorities and (b) shall pay such additional amounts or deliver such further collateral as necessary to ensure that the actual net amount received by the Coinbase Entities is equal to the amount that the Coinbase Entities would have received had no such withholding or deduction been required. Client agrees that the Coinbase Entities may disclose any information with respect to Client Assets, the Prime Broker Account, Custodial Accounts, Trading Accounts, and transactions required by any applicable taxing authority or other governmental entity. The Client agrees that the Coinbase Entities may withhold or deduct Taxes as may be required by applicable law. Both parties agree that under reasonable request, valid tax documentation or certification of the party’s taxpayer status be furnished to the requesting party within a reasonable time as required by applicable law, and any failure by either party to comply with this request in the reasonable time frame identified may result in withholding and/or remission of taxes to a tax authority as required by applicable law.

12	Prime Broker Services Fees

Client agrees to pay all commissions and fees in connection with the Orders and Prime Broker Services on a timely basis as set forth in the Fee Schedule, attached hereto as Appendix 1. Client authorizes the Coinbase Entities to pay themselves for fees and commissions relating to the Trading Account (excluding custodial fees) by deducting fees from the Trading Balance in accordance with the protocols set forth herein, to satisfy Client’s fees owed; for the avoidance of doubt fees unrelated to the foregoing shall be billed to Client and separately paid by client, and any other deductions from any of Client’s accounts must be made pursuant to Section 19.

For any periodic fees set forth in the Fee Schedule (which, for the avoidance of doubt, includes only the custodial fees), Coinbase will deliver on a monthly basis, in accordance with the notice provisions set forth herein, an invoice detailing the periodic fees incurred during the immediately prior month.

13	Confidentiality

13.1

Client and Coinbase Entities each agree that with respect to any non-public, confidential or proprietary information of the other Party, including the existence and terms of this Coinbase Prime Broker Agreement, Client Data, Client’s trade details, Orders, requests for financing (including related to any Digital Availability Notice), and information relating to the other party’s business operations or business relationships (including the Coinbase Entities’ fees), and any arbitration pursuant to Section 24 (collectively, “Confidential Information”), it (a) will not disclose such Confidential Information except to such party’s officers, directors, agents, employees and professional advisors who need to know the Confidential Information for the purpose of assisting in the performance of this Coinbase Prime Broker Agreement and who are informed of, and agree to be bound by obligations of confidentiality no less restrictive than those set forth herein and (b) will protect such Confidential Information from unauthorized use and disclosure. Each Party shall use any Confidential Information that it receives solely for purposes of (i) exercising its rights and performing its duties under the Coinbase Prime Broker Agreement and (ii) complying with any applicable laws, rules and regulations; provided that, the Coinbase Entities may use Confidential Information for (1) risk management; and (2) to develop, enhance and market their products and services, so long as any Client Data used for such purposes is adequately aggregated and anonymized such that neither Client, Agent nor any Authorized Representative can be associated with such Client Data nor any trading strategy reverse engineered from it. Confidential Information shall not include any (w) information that is or becomes generally publicly available through no fault of the recipient; (x) information that the recipient obtains from a third party (other than in connection with this Coinbase Prime Broker Agreement) that, to the recipient’s best knowledge, is not bound by a confidentiality agreement prohibiting such disclosure; (y) information that is independently developed or acquired by the recipient without the use of Confidential Information provided by the disclosing party; or (z) disclosure with the prior written consent of the disclosing Party.

13.2

Notwithstanding the foregoing, each Party may disclose Confidential Information of the other Party to the extent required by a court of competent jurisdiction or governmental authority or otherwise required by law; provided, however, the Party making such required disclosure shall first notify the other Party (to the extent legally permissible) and shall afford the other Party a reasonable opportunity to seek confidential treatment if it wishes to do so and will consider in good faith reasonable and timely requests for redaction. For purposes of this Section 13, no affiliate of Coinbase shall be considered a third party of any Coinbase Entity, and the Coinbase Entities may share Client’s Confidential Information among each other and with such affiliates, subject to (i) all applicable laws and restrictions with respect to sharing, (ii) each applicable Coinbase Entity’s obligations under Section 2 hereof, including its information handling and conflict of interest policies and procedures and Section 11 of the Master Trading Agreement, (iii) the prior written consent of Client if such information is private or personally identifiable information, and (iv) solely as necessary for the affiliates to process, use and store such data in accordance with the terms of this Prime Broker Agreement and in connection with the Prime Brokerage Services. All documents and other tangible objects containing or representing Confidential Information and all copies or extracts thereof or notes derived therefrom that are in the possession or control of the receiving Party shall be and remain the property of the disclosing Party and shall be promptly returned to the disclosing Party or destroyed, each upon the disclosing Party’s request; provided, however, notwithstanding the foregoing, the receiving Party may retain one (1) copy of Confidential Information if (a) required by law or regulation; or (b) retained pursuant to an established document retention policy.

13.3	Other than as provided in this Section 13, no Coinbase Entity may identify to any third party that Client is a customer or licensee of any Coinbase Entity without Client’s prior written consent.

13.4

Notwithstanding anything herein to the contrary, Client may disclose the existence of this Prime Broker Agreement to its investors and prospective investors. Additionally, notwithstanding anything herein to the contrary, the Coinbase Entities permit Client to reference the Coinbase Entities (including a description of the Coinbase Entities and/or business, as obtained from publicly available information on Coinbase’s website or filings with the Securities and Exchange Commission) as a service provider hereunder along with the existence and terms of this Coinbase Prime Broker Agreement, in its public disclosures contained in public filings, each as may be required under applicable law. In addition, Client may file the Coinbase Prime Broker Agreement as an exhibit in public filings with the Securities and Exchange Commission, as may be required under applicable law, provided that such information may be redacted to remove pricing and other proprietary information in the Coinbase Prime Broker Agreement as permitted under applicable law.

14	Market Data

Client agrees that its use of data made available to it through the Trading Platform’s application programming interface(s), which may include the prices and quantities of orders and transactions executed on Trading Platform (collectively “Market Data”), is subject to the Market Data Terms of Use, as amended and updated from time to time in the Addendum No. 2. For the avoidance of doubt, Client Data are not considered Market Data.

15	Recording of Conversations

For compliance and monitoring purposes, Client authorizes each Coinbase Entity at its sole discretion to record conversations between such Coinbase Entity and Client or its Authorized Representatives relating to this Coinbase Prime Broker Agreement, the Prime Broker Account and the Prime Broker Services. In the event a dispute arises between Client and a Coinbase entity, the Coinbase entity shall use reasonable efforts to provide any available recordings with respect to the dispute to the Client upon request.

16	Security and Business Continuity

Coinbase’s information security standards and business continuity standards shall at minimum comply with the terms addressing information security, data protection and business continuity standards as set forth in Addendum No. 2.

17	Acknowledgement of Risks

Subject to the other provisions of this Coinbase Prime Broker Agreement, including without limitation Addendum No. 2, Client hereby acknowledges that: (i) Digital Assets are not legal tender, are not backed by any government, and are not subject to protections afforded by the Federal Deposit Insurance Corporation or Securities Investor Protection Corporation; (ii) Legislative and regulatory changes or actions at the state, federal, or international level may adversely affect the use, transfer, exchange, and/or value of Digital Assets; (iii) transactions in Digital Assets are irreversible, and, accordingly, Digital Assets lost due to fraudulent or accidental transactions may not be recoverable; (iv) subject to the provisions herein, certain Digital Assets transactions will be deemed to be made when recorded on a public blockchain ledger, which is not necessarily the date or time that Client initiates the transaction or such transaction enters the pool; (v) the value of Digital Assets may be derived from the continued willingness of market participants to exchange any government issued currency (“Fiat Currency”) for Digital Assets, which may result in the permanent and total loss of value of a Digital Asset should the market for that Digital Asset disappear; (vi) the volatility of the value of Digital Assets relative to Fiat Currency may result in significant losses; (vii) subject to the obligations of the Coinbase Entities hereunder and under applicable laws, regulations and rules, Digital Assets may be susceptible to an increased risk of fraud or cyber-attack; (viii) subject to the obligations of the Coinbase Entities hereunder and under applicable laws, regulations and rules, the nature of Digital Assets means that any technological difficulties experienced by a Coinbase Entity may prevent the access or use of Client Digital Assets; and (ix) subject to the obligations of the Coinbase Entities hereunder and under applicable laws, regulations and rules, any bond or trust account maintained by Coinbase Entities for the benefit of its customers may not be sufficient to cover all losses (including Losses) incurred by customers.

18	Operation of Digital Asset Protocols

18.1

The Coinbase Entities do not own or control the underlying software protocols which govern the operation of Digital Assets. Generally, the underlying software protocols and, if applicable, related smart contracts (referred to collectively as “Protocols” for purposes of this Section 18) are open source and anyone can use, copy, modify or distribute them. By using the Prime Broker Services, Client acknowledges and agrees that (i) the Coinbase Entities make no guarantee of the functionality, security, or availability of underlying Protocols; (ii) some underlying Protocols are subject to consensus-based proof of stake validation methods which may allow, by virtue of their governance systems, changes to the associated blockchain or digital ledger (“Governance Modifiable Blockchains”), and that any Client transactions validated on such Governance Modifiable Blockchains may be affected accordingly; and (iii) the underlying Protocols are subject to sudden changes in operating rules (a/k/a “forks”), and that such forks may materially affect the value, function, and/or even the name of the Digital Assets. In the event of a fork, Client agrees that the Coinbase Entities may temporarily suspend Prime Broker Services; provided that the Coinbase Entities shall (where reasonably practicable) provide advance written notice to Client promptly upon becoming aware of such a potential suspension and that the Coinbase Entities may, in their sole discretion, determine whether or not to support (or cease supporting) either branch of the forked protocol entirely, provided that the Coinbase Entities shall use commercially reasonable efforts to avoid ceasing to support both branches of such forked protocol and will support, at a minimum, the original digital asset. Client agrees that, other than as set forth herein, and provided that the Coinbase Entities shall make commercially reasonable efforts to assist Client and take the necessary steps to enable Client to retrieve and/or obtain any assets related to a fork, airdrop or similar event the Coinbase Entities shall have no liability, obligation or responsibility whatsoever arising out of or relating to the operation of Protocols, transactions affected by Governance Modifiable Blockchains, or an unsupported branch of a forked protocol and, accordingly, Client acknowledges and assumes the risk of the same.

18.2

Unless specifically communicated by the Coinbase Entities through a written public statement on the Coinbase website, the Coinbase Entities do not support airdrops, metacoins, colored coins, side chains, or other derivative, enhanced or forked protocols, tokens or coins, which supplement or interact with a Digital Asset (collectively, “Advanced Protocols”) in connection with the Prime Broker Services. The Prime Broker Services are not configured to detect, process and/or secure Advanced Protocol transactions and neither Client nor the Coinbase Entities will be able to retrieve any unsupported Advanced Protocol. Coinbase shall have no liability, obligation or responsibility whatsoever in respect to Advanced Protocols.

19	Setoff

Upon the occurrence and continuation of a Setoff Event (as defined below) defaulting parties (each, a “Defaulting Party”) and non-defaulting parties (each, a “Non-Defaulting Party”) will be designated as follows: if the defaulting party is Client, Client will be the Defaulting Party and each Coinbase Entity will be a Non-Defaulting Party; and, if the defaulting party is either or all of Coinbase, Coinbase Custody or Coinbase Credit, each of Coinbase, Coinbase Custody and Coinbase Credit will be a Defaulting Party and Client will be the Non-Defaulting Party. Storage Fees are in all events excluded from the determination of amounts and the application of any party’s setoff rights under this provision or otherwise.

Upon the occurrence and continuation (unless, with respect to a non-continuing event, the Non-Defaulting Party has already commenced exercising its rights under this Section 19 or has otherwise notified the Defaulting Party that it will promptly do so), after giving effect to any cure period, of an event that constitutes “Cause” (as defined below) or a “Coinbase Termination Event” (as defined below), to the extent such event has resulted in the termination of this Coinbase Prime Broker Agreement (each, a “Setoff Event”), each Non-Defaulting Party may set off and net the amounts due from it or any other Non- Defaulting Party, if any, to each Defaulting Party and from each Defaulting Party to it or any other Non- Defaulting Party (in all cases, excluding Storage Fees), so that a single payment (the “Net Payment”) shall be immediately due and payable by the Defaulting Party to the Non-Defaulting Party (subject to the other provisions hereof and of any agreement with a Coinbase Entity). Upon the occurrence of a Setoff Event where Client is the Defaulting Party, the Coinbase Entities may (a) liquidate, apply and set off any or all Client Assets against any Net Payment, unpaid Trade Credits, or any other obligation owed by Client to any Coinbase Entity (excluding Storage Fees) and (b) set off and net any Net Payment or any other obligation owed to the Client by any Coinbase Entity (excluding, for the avoidance of doubt, any Digital Asset held in the Custody Account) against any Net Payment, unpaid Trade Credits or any other obligation owed by Client to any Coinbase Entity (excluding Storage Fees) (in each case, whether matured or unmatured, fixed or contingent, or liquidated or unliquidated). For purposes of this Section 19, the value of Digital Assets will be determined by reference to the CME CF Bitcoin Reference Rate New York (BRRNY) or the CME CF Ether-Dollar Reference Rate New York (ETHUSD_NY), as applicable, published by CME Group at 4 pm on the day the termination notice giving rise to setoff rights hereunder is delivered (“Benchmark Valuation”); provided, that in a circumstances where Client Digital Assets are being liquidated, the value of such Digital Assets for purposes of this Section 19 shall be the actual execution price achieved in such liquidation and such execution will be conducted in accordance with the provisions set forth in Section 2 hereof. Notwithstanding anything herein to the contrary, in exercising any rights under this Section 19, (i) the Coinbase Entities shall exercise such rights with respect to the Trading Balance prior to exercising any such rights with respect to the Vault Balance; (ii) the Coinbase Entities shall not have the right to exercise setoff rights with respect to any disputed amounts owed under Section 21; and (iii) the Coinbase Entities shall not have the right to exercise rights under this Section 19 to satisfy indemnity obligations, if any, of Client arising from legal fees (clause (i) to (iii), the “Set-off Exceptions”).

20	Disclaimer of Warranties

EXCEPT AS EXPRESSLY SET FORTH HEREIN, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE PRIME BROKER SERVICES AND THE COINBASE WEBSITE ARE PROVIDED ON AN “AS IS” AND “AS AVAILABLE” BASIS WITHOUT ANY WARRANTY OF ANY KIND, AND THE COINBASE ENTITIES HEREBY SPECIFICALLY DISCLAIM ALL WARRANTIES NOT SPECIFICALLY SET FORTH HEREIN WITH RESPECT TO THE PRIME BROKER SERVICES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING THE IMPLIED WARRANTIES AND/OR CONDITIONS OF TITLE, MERCHANTABILITY, SATISFACTORY QUALITY, FITNESS FOR A PARTICULAR PURPOSE, AND/OR NON-INFRINGEMENT. EXCEPT AS EXPRESSLY SET FORTH HEREIN THE COINBASE ENTITIES DO NOT WARRANT THAT THE PRIME BROKER SERVICES, INCLUDING ACCESS TO AND USE OF THE COINBASE WEBSITES, OR ANY OF THE CONTENT CONTAINED THEREIN, WILL BE CONTINUOUS, UNINTERRUPTED, TIMELY, COMPATIBLE WITH ANY SOFTWARE, SYSTEM OR OTHER SERVICES, SECURE, COMPLETE, FREE OF HARMFUL CODE OR ERROR-FREE.

21	Indemnification

21.1

Client shall defend and indemnify and hold harmless each Coinbase Entity, its affiliates, and their respective officers, directors, agents, employees and representatives from and against any and all third party Claims and Losses arising out of or relating to Client’s material breach of this Coinbase Prime Broker Agreement, Client’s violation of any law, rule or regulation related to the performance of its obligations under this Prime Broker Agreement, or Client’s gross negligence, fraud or willful misconduct, in each case unless caused primarily by a Coinbase Entity’s failure to abide by the relevant standard of care as set forth in Section 22. This obligation will survive any termination of this Coinbase Prime Broker Agreement as it relates to the Claims and Losses arising during the term of the Coinbase Prime Broker Agreement or as it relates to activity during such term (including, for the avoidance of doubt, any Transition Period). Client shall not accept any settlement of any Claims or Losses if such settlement imposes any financial or non-financial liabilities, obligations or restrictions on, or requires an admission of guilt or wrong-doing from, any indemnified party pursuant to this Section 21, without such indemnified party’s prior written consent.

21.2

Each Coinbase Entity shall defend and indemnify and hold harmless Client, its affiliates, and their respective officers, directors, agents, employees and representatives from and against any and all third party Claims and Losses to the extent arising out of or relating to such Coinbase Entity’s: (i) any breach of such Coinbase Entity’s confidentiality, data protection and/or information security obligations, (ii) violation of any law, rule or regulation with respect to the provision of the Prime Broker Services; (iii) the full amount of any Client Assets lost due to the insolvency of or security event at a Connected Trading Venue (provided that clause (iii) will also include Claims and Losses that are direct damages to Client); (iv) gross negligence, fraud or willful misconduct; or (v) that Client’s access or use of the Prime Broker Services, in accordance with the terms and conditions of this Coinbase Prime Broker Agreement violates, misappropriates, or infringes upon any third party intellectual and/or industrial property rights, including patent rights, copyrights, moral rights, trademarks, trade names, service marks, trade secrets, rights in inventions (including applications for, and registrations, extensions, renewals, and re-issuances of the foregoing), in each case as it relates to the Claims and Losses arising during the term of the Coinbase Prime Broker Agreement or as it relates to activity during such term (including, for the avoidance of doubt, any Transition Period). This obligation will survive any termination of this Coinbase Prime Broker Agreement. No Coinbase Entity shall accept any settlement of any Claims or Losses if such settlement imposes any financial or non-financial liabilities, obligations or restrictions on, or requires an admission of guilt or wrong-doing from, any indemnified party pursuant to this Section 21, without such indemnified party’s prior written consent.

21.3	For the purposes of this Coinbase Prime Broker Agreement:

(a)

“Claim” means any action, suit, litigation, demand, charge, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other governmental, regulatory or administrative body or any arbitrator or arbitration panel; and

(b)

“Losses” means any liabilities, damages, diminution in value, payments, obligations, losses, interest, costs and expenses, security or other remediation costs (including any regulatory investigation or third party subpoena costs, reasonable attorneys’ fees, court costs, expert witness fees, and other expenses relating to investigating or defending any Claim); fines, taxes, fees, restitution, or penalties imposed by any governmental, regulatory or administrative body, interest on and additions to tax with respect to, or resulting from, Taxes imposed on Client’s assets, cash, other property, or any income or gains derived therefrom; and judgments (at law or in equity) or awards of any nature.

22	Limitation of Liability

22.1

CONSEQUENTIAL DAMAGES. NEITHER PARTY HERETO SHALL BE LIABLE FOR ANY INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR SIMILAR LOSSES (“CONSEQUENTIAL DAMAGES”), EVEN IF THE OTHER PARTY HAD BEEN ADVISED OF OR KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY THEREOF.

22.2

LIABILITY CAPS. OTHER THAN WITH RESPECT TO CLAIMS AND LOSSES ARISING FROM (I) SPOT TRADING OF BTC OR ETH (WHICH FOR THE AVOIDANCE OF DOUBT SHALL NOT INCLUDE DERIVATIVES TRANSACTIONS ON BTC OR ETH), (II) FRAUD OR WILFULL MISCONDUCT OF THE COINBASE ENTITIES, (III) THE MUTUALLY CAPPED LIABILITIES (DEFINED BELOW), AND NOTWITHSTANDING ANY OTHER PROVISION HERIN, IN NO EVENT SHALL ANY COINBASE ENTITY’S AGGREGATE LIABILITY HEREUNDER EXCEED THE GREATER OF (A) THE GREATER OF (i) $5 MILLION AND (ii) THE AGGREGATE AMOUNT OF FEES PAID BY CLIENT TO COINBASE IN THE 12-MONTH PERIOD PRIOR TO THE EVENT GIVING RISE TO SUCH LIABILITY AND (B) THE VALUE OF THE CASH OR AFFECTED DIGITAL ASSETS GIVING RISE TO SUCH LIABILITY. ADDITIONALLY, SOLELY WITH RESPECT TO CUSTODIAL SERVICES, IN NO EVENT SHALL COINBASE CUSTODY’S AGGREGATE LIABILITY IN RESPECT OF EACH COLD STORAGE ADDRESS EXCEED ONE HUNDRED MILLION US DOLLARS (US$100,000,000)

“MUTUALLY CAPPED LIABILITIES” MEANS (I) CLAIMS AND LOSSES ARISING FROM A PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS, (II) A PARTY’S INDEMNITY OBLIGATIONS SET FORTH IN SECTION 21 HEREOF AND (III) CLAIMS AND LOSSES ARISING FROM THE VIOLATION, MISAPPROPRIATION, OR INFRINGEMENT BY A PARTY OF ANY THIRD PARTY INTELLECTUAL AND/OR INDUSTRIAL PROPERTY RIGHTS, INCLUDING PATENT RIGHTS, COPYRIGHTS, MORAL RIGHTS, TRADEMARKS, TRADE NAMES, SERVICE MARKS, TRADE SECRETS, RIGHTS IN INVENTIONS (INCLUDING APPLICATIONS FOR, AND REGISTRATIONS, EXTENSIONS, RENEWALS, AND RE-ISSUANCES OF THE FOREGOING).

OTHER THAN WITH RESPECT TO LIABILITIES ARISING FROM A PARTY’S WILFULL MISCONDUCT OR FRAUD, AND NOTWITHSTANDING ANY OTHER PROVISION HEREOF, IN NO EVENT WILL ANY PARTY’S LIABILITY FOR A MUTUALLY CAPPED LIABILITY EXCEED THE GREATER OF FIVE MILLION US DOLLARS (US$5,000,000) AND THE AGGREGATE AMOUNT OF FEES PAID BY CLIENT TO COINBASE IN THE 12- MONTH PERIOD PRIOR TO THE EVENT GIVING RISE TO SUCH LIABILITY.

FOR PURPOSES OF THIS SECTION 22.2: (I) WITH RESPECT TO CLAIMS AND LOSSES RELATED TO A SALE OR AN INTENDED SALE, THE VALUE OF CASH OR SUPPORTED ASSETS SHALL BE THE EXECUTION PROCEEDS OF SUCH SALE OR INTENDED SALE BY REFERENCE TO THE BENCHMARK VALUATION ON THE DATE OF THE SALE OR INTENDED SALE; AND (II) WITH RESPECT TO CLAIMS AND LOSSES RELATED TO A WITHDRAWAL OR TRANSFER OF DIGITAL ASSETS, THE VALUE OF SUCH DIGITAL ASSETS SHALL BE DETERMINED BY REFERENCE TO THE BENCHMARK VALUATION ON THE DATE DELIVERY OF SUCH DIGITAL ASSETS IN CONNECTION WITH SUCH WITHDRAWAL OR TRANSFER IS DUE IN ACCORDANCE WITH THE TERMS OF THIS COINBASE PRIME BROKERAGE AGREEMENT, INCLUDING WITHOUT LIMITATION, FOR THE AVOIDANCE OF DOUBT, ADDENDUM 2.

AS A BEST PRACTICE, TRUST COMPANY RECOMMENDS LIMITING THE VALUE OF DIGITAL ASSETS DEPOSITED IN EACH COLD STORAGE ADDRESS TO LESS THAN EIGHTY MILLION US DOLLARS (US$80,000,000). THE COINBASE ENTITIES WILL USE COMMERCIALLY REASONABLE EFFORTS TO MONITOR THE BALANCE IN CLIENT’S CUSTODY ACCOUNTS AND COLD STORAGE ADDRESSES AND WILL NOTIFY CLIENT WHEN THE AMOUNT OF DIGITAL ASSETS APPROACHES EIGHTY MILLION US DOLLARS (US$80,000,000) FOR A SPECIFIC ADDRESS.

22.3

LIABILITY STANDARDS. EXCEPT FOR (I) THE EXCLUDED LIABILITIES (AS DEFINED BELOW), (II) THE CORE ATTRIBUTES OF AN ORDER, WHICH INCLUDE WITHOUT LIMITATION PRICE, SIZE, DIRECTION, AND TIMING, (III) FAILING TO EXECUTE AN ORDER, (IV) ANY OBLIGATION TO MAINTAIN ASSETS IN THE AMOUNT REQUIRED, IN SPECIE, IN ACCORDANCE WITH SECTION 9 AND ALL APPLICABLE LAW AND REGULATION, INCLUDING WITHOUT LIMITATION, UNDER NY DFS BITLICENSE REQUIREMENTS AND STATE MONEY TRANSMITTER LICENSE REQUIREMENTS, (V) THE CUSTODIAL SERVICES AND ANY OBLIGATIONS PURSUANT TO THE CUSTODY AGREEMENT OR ADDENDUM NO. 2, AND (VI) ANY OBLIGATIONS PURSUANT TO THE CTF AGREEMENT, IN NO EVENT SHALL COINBASE, THE COINBASE ENTITIES OR EACH OF THEIR AFFILIATES, RESPECTIVE OFFICERS, DIRECTORS, AGENTS, EMPLOYEES OR REPRESENTATIVES HAVE ANY LIABILTY TO CLIENT OR AGENT WHICH DOES NOT ARISE FROM ITS GROSS NEGLIGENCE, FRAUD, MATERIAL VIOLATION OF APPLICABLE LAW OR WILLFUL MISCONDUCT; PROVIDED THAT WITH RESEPCT TO CLAUSE (II), (III), (IV), (V) AND (VI), IN NO EVENT SHALL COINBASE, THE COINBASE ENTITIES OR EACH OF THEIR AFFILIATES, RESPECTIVE OFFICERS, DIRECTORS, AGENTS, EMPLOYEES OR REPRESENTATIVES HAVE ANY LIABILTY TO CLIENT OR AGENT WHICH DOES NOT ARISE FROM ITS NEGLIGENCE, FRAUD, MATERIAL VIOLATION OF APPLICABLE LAW OR WILLFUL MISCONDUCT. COINBASE AND THE COINBASE ENTITIES WILL BE LIABLE TO CLIENT WITH RESPECT TO ANY EXCLUDED LIABILITIES, SUBJECT TO ANY APPLICABLE CONTRACTUAL DEFENSES TO SUCH LIABILITY, INCLUDING BUT NOT LIMITED TO SECTION 30.

“EXCLUDED LIABILITIES” MEANS ANY LIABILITY DIRECTLY RESULTING FROM (A) A BREACH BY ANY COINBASE ENTITY OF ITS CONFIDENTIALITY OBLIGATIONS UNDER THIS COINBASE PRIME BROKER AGREEMENT (B) A WILLFUL OR INTENTIONAL MATERIAL BREACH BY ANY COINBASE ENTITY OF THE COINBASE PRIME BROKER AGREEMENT OTHER THAN IN THE PROVISION OF THE PRIME BROKER SERVICES (FOR THE AVOIDANCE OF DOUBT, THE SERVICES DESCRIBED IN THE SERVICE LEVERL AGREEMENT ARE PRIME BROKER SERVICES), (C) VIOLATION, MISAPPROPRIATION, OR INFRINGEMENT BY A COINBASE ENTITY OF ANY THIRD PARTY INTELLECTUAL AND/OR INDUSTRIAL PROPERTY RIGHTS, INCLUDING PATENT RIGHTS, COPYRIGHTS, MORAL RIGHTS, TRADEMARKS, TRADE NAMES, SERVICE MARKS, TRADE SECRETS, RIGHTS IN INVENTIONS (INCLUDING APPLICATIONS FOR, AND REGISTRATIONS, EXTENSIONS, RENEWALS, AND RE-ISSUANCES OF THE FOREGOING, OR (D) THE OCCURRENCE OF AN EVENT CONSTITUTING A COINBASE TERMINATION EVENT PURSUANT TO CLAUSE (i), (ii), OR (iii) OF THE DEFINITION OF COINBASE TERMINATION EVENT (PROVIDED THAT NEITHER THE CONTINUANCE OF SUCH AN EVENT AFTER ANY APPLICABLE CURE PERIOD NOR THE EXERCISE OF REMEDIES BY CLIENT SHALL BE REQUIRED FOR SUCH EVENT TO BE DEEMED AN EXCLUDED LIABILITY).

22.4

SPECIFIC PERFORMANCE. TO THE EXTENT ANY OF THE COINBASE ENTITIES IS LIABLE FOR ANY CLAIMS OR LOSSES CLIENT INCURS IN CONNECTION WITH THE CUSTODIAL SERVICES OR WITH RESPECT TO ASSETS CREDITED TO OR THAT SHOULD BE CREDITED TO THE TRADING BALANCE, CLIENT AND EACH OF THE COINBASE ENTITIES AGREES THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT ANY PROVISION OF THIS COINBASE PRIME BROKER AGREEMENT WAS NOT PERFORMED IN ACCORDANCE WITH THE TERMS HEREOF AND THAT CLIENT SHALL BE ENTITLED TO SPECIFIC PERFORMANCE OF THE TERMS HEREOF, IN ADDITION TO ANY OTHER REMEDY AT LAW OR IN EQUITY.

“SPECIFIC PERFORMANCE” IS DEFINED AS THE OBLIGATION, IMMEDIATELY UPON NOTICE, TO: (A) FOR ANY ERROR OR FAILURE OF PERFORMANCE OR DELIVERY WITH RESPECT TO AN INSTRUCTION TO BUY DIGITAL ASSETS HEREUNDER, TO DELIVER TO CLIENT THE CORRECT QUANTITY OF DIGITAL ASSETS AS IF THERE HAD BEEN NO SUCH ERROR OR FAILURE OF PERFORMANCE OR DELIVERY; (B) FOR ANY ERROR OR FAILURE OF PERFORMANCE OR DELIVERY WITH RESPECT TO AN INSTRUCTION TO SELL DIGITAL ASSETS HEREUNDER, TO DELIVER TO CLIENT THE CORRECT QUANTITY OF CASH AS OF THE TIME AND DATE ON WHICH EXECUTION WAS INTENDED TO OCCUR IN ACCORDANCE WITH THE PROVISIONS HEREOF; AND

(C) WITH RESPECT TO ANY FAILURE OF ITS OBLIGATION TO MAINTAIN DIGITAL ASSETS OR CASH IN THE TRADING BALANCE OR THE VAULT, TO DELIVER SUCH DIGITAL ASSETS OR CASH IN THE QUANTITY OR VALUE, RESPECTIVELY, AFFECTED BY SUCH FAILURE.

22.5

LIABILITY STANDARDS FOR THE SLA. (A) WITH RESPECT TO THE COINBASE ENTITIES, EXCEPT WITH RESPECT TO THE PROVISIONS OF THE SLA EXPLICITLY IDENTIFIED THEREIN AS EXCLUDED FROM CLAUSE (A) OF THIS PROVISION, THE COINBASE ENTITIES, THEIR AFFILIATES AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS, EMPLOYEES AND REPRESENTATIVES SHALL NOT BE LIABLE TO CLIENT OR AGENT FOR ANY LOSSES TO THE EXTENT ARISING FROM A BREACH OF THE PROVISION OF THE SLA THAT DOES NOT CONSTITUTE A VIOLATION OF ANY OTHER PROVISION HEREIN UNLESS SUCH BREACH (I) RESULTS FROM THE FAILURE OF SUCH COINBASE ENTITY OR ACTOR TO USE REASONABLE CARE IN PERFORMING SUCH OBLIGATIONS AND (II) SUCH BREACH OF THE OBLIGATION IS REPEATED AND MATERIAL AND (B) WITH RESPECT TO CLIENT AND AGENT, (I) EXCEPT WITH RESPECT TO THE PROVISIONS OF THE SLA EXPLICITLY IDENTIFIED THEREIN AS EXCLUDED FROM CLAUSE (B)(I) OF THIS PROVISION, THE FAILURE TO PERFORM THE ACTIVITIES LISTED IN THE SLA AS A BFA RESPONSIBILITY THEREUNDER WILL NOT GIVE RISE TO ANY BREACH OR LIABILITY BY CLIENT, AGENT OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS, EMPLOYEES AND REPRESENTATIVES UNLESS SUCH FAILURE (X) CONSTITUTES A VIOLATION OF ANY OTHER PROVISION HEREIN OR (Y) OTHERWISE GIVES RISE TO AN INDEMNITY OBLIGATION SET FORTH IN SECTION 21.1; AND (II) WITH RESPECT TO THE PROVISIONS OF THE SLA EXPLICITLY EXCLUDED FROM CLAUSE (B)(I) OF THIS PROVISION, THE FAILURE TO PERFORM THE ACTIVITIES LISTED IN THE SLA AS A BFA RESPONSIBILITY THEREUNDER WILL NOT GIVE RISE TO ANY BREACH OR LIABILITY BY CLIENT, AGENT OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS, EMPLOYEES AND REPRESENTATIVES UNLESS SUCH FAILURE (X) CONSTITUTES A VIOLATION OF ANY OTHER PROVISION HEREIN, (Y) IS REPEATED AND MATERIAL AND ARISES FROM CLIENT’S NEGLIGENCE, OR (Z) OTHERWISE GIVES RISE TO AN INDEMNITY OBLIGATION SET FORTH IN SECTION 21.1. FOR THE AVOIDANCE OF DOUBT, THE FAILURE BY CLIENT OR AGENT TO PERFORM ANY BFA RESPONSIBILITY SET FORTH IN THE SLA, SHALL NOT CONSTITUTE A CAUSE EVENT HEREUNDER UNLESS SUCH FAILURE ALSO INEPENDENTLY CONSTITUTES A VIOLATION OR BREACH OF ANOTHER PROVISION IN THIS COINBASE PRIME BROKER AGREEMENT NOT SET FORTH IN THE SLA.

22.6

NO LIMITATION FOR FRAUD OR WILFUL MISCONDUCT. FOR THE AVOIDANCE OF DOUBT, AND NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, NOTHING IN THIS PRIME BROKER AGREEMENT OR ANY OF ITS EXHIBITS, ADDENDUMS, APPENDICES OR ANNEXES SHALL HAVE THE EFFECT OF LIMITING THE LIABLITY OF ANY PARTY HERETO FOR LOSSES ARISING FROM ITS FRAUD OR WILFUL MISCONDUCT.

23	Privacy

The Coinbase Entities shall use and disclose Client’s and its Authorized Representatives’ non-public personal information in accordance with the Coinbase Privacy Policy, as set forth at https://www.coinbase.com/legal/privacy or a successor website, and as amended and updated from time to time.

24	Arbitration

24.1

Any Claim arising out of or relating to this Coinbase Prime Broker Agreement, or the breach, termination, enforcement, interpretation or validity thereof, including any determination of the scope or applicability of the agreement to arbitrate as set forth in this Section 24, shall be determined by arbitration in the state of New York or another mutually agreeable location, before one neutral arbitrator. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures, and the award of the arbitrator (the “Award”) shall be accompanied by a reasoned opinion. Judgment on the Award may be entered in any court having jurisdiction. This Coinbase Prime Broker Agreement shall not preclude the Parties from seeking provisional relief, including injunctive relief, in any court of competent jurisdiction. Seeking any such provisional relief shall not be deemed to be a waiver of such party’s right to compel arbitration. The Parties expressly waive their right to a jury trial to the extent permitted by applicable law.

24.2

In any arbitration arising out of or related to this Coinbase Prime Broker Agreement, the arbitrator shall award to the prevailing party, if any, as determined by the arbitrator, all of its costs and fees. “Costs and fees” mean all reasonable pre-award expenses of the arbitration, including the arbitrator’s fees, administrative fees, travel expenses, out-of-pocket expenses such as copying and telephone, court costs, witness fees, and attorneys’ fees.

24.3

The Parties acknowledge that this Coinbase Prime Broker Agreement evidences a transaction involving interstate commerce. Notwithstanding the provision herein with respect to applicable substantive law, any arbitration conducted pursuant to the terms of this Coinbase Prime Broker Agreement shall be governed by the Federal Arbitration Act (9 U.S.C. §§ 1-16).

25	Term, Termination and Suspension

(a)

Unless specifically permitted herein, each Coinbase Entity shall not suspend, restrict, terminate or modify and shall continue to provide the Prime Broker Services, including, (i) the custody of Client’s Digital Assets on Client’s behalf, the processing of Custody Transactions and the other Custodial Services, (ii) access to the Trading Platform and the execution and settlement of all Orders for the purchase and sale of any Digital Assets submitted by the Client on the Trading Platform, subject to and in accordance with the terms of the MTA, and (iii) the extension of credit to the Client for the purchase and sale of Digital Assets to the extent Coinbase has committed to provide such financing under the CTF Agreement, in each case unless and until the Coinbase Entities provide 180 days’ (the “Notice Period”) prior written notice to Client describing in reasonable detail the suspension, restriction, termination or modification that the applicable Coinbase Entity will implement or, solely with respect to the Transition Services, the end of the Transition Period; provided however, that if after the date of the Custody Prime Broker Agreement, there occurs any change in or adoption of any applicable law, rule, or regulation which, in the reasonable opinion of counsel to Coinbase will prohibit or materially impede some or all of the arrangement contemplated by this Coinbase Prime Broker Agreement (a “Change in Law”), the parties will, in good faith and acting in a commercially reasonable manner intended to produce a commercially reasonable result, agree on modifications to the Coinbase Prime Broker Agreement or the Prime Broker Services that would enable compliance with such Change in Law or, in the case of a material impediment, reduce the impact to the parties of such Change in Law and the Coinbase Entities shall continue to provide the Prime Broker Services as contemplated herein unless prohibited from doing so by the Change in Law. If the parties cannot agree on modifications within thirty (30) day’s following notice from Coinbase or if the Change in Law requires that Coinbase immediately ceases providing any Prime Broker Services, Coinbase may, only following notice in writing to Client, suspend, restrict or terminate the Prime Broker Services solely to the extent necessary to account for the Change in Law, provided that Coinbase agrees that any suspension, restriction, termination or modification arising from a Change in Law shall be narrowly tailored to enable compliance with such Change in Law and, to the extent not prohibited by the Change in Law, the Coinbase Entities will continue to provide, at a minimum, the Transition Services following any Change in Law. Coinbase, on behalf of itself and each other Coinbase Entity, represents, warrants and covenants that it will promptly notify Client of any proposed or announced change in law, rule or regulation that may result in a Change in Law hereunder.

(b)

This Coinbase Prime Broker Agreement is effective as of the date written below and shall remain in effect until terminated by Coinbase or Client. Coinbase may terminate this Coinbase Prime Broker Agreement in its entirety for any reason and without Cause by providing at least 180 days’ prior written notice to Client and Client may terminate this Coinbase Prime Broker Agreement in whole or in part for any reason by providing at least thirty (30) days’ prior written notice to the applicable Coinbase Entity, provided, however, in each case, the Coinbase Entities shall not restrict, suspend, or modify the Prime Broker Services following any termination without Cause or any termination by Client until the end of any such notice period and neither party’s termination of this Coinbase Prime Broker Agreement shall be effective until Client and the Coinbase Entities have fully satisfied their obligations hereunder.

(c)

Regardless of any other provision of this Coinbase Prime Broker Agreement, but subject to Section 25(i), upon the occurrence and during the continuance of an event that constitutes Cause (as defined below) (unless, with respect to a non-continuing event that constitutes Cause, Coinbase has already commenced exercising its rights under this Section 25(c) or has otherwise notified Client that it will promptly do so, in each case while such event is continuing) and after giving effect to any notice requirement and cure period that may apply, each Coinbase Entity may, in its reasonable discretion, take any of the following actions: (i) terminate, in whole or in part, the Coinbase Prime Broker Agreement and accelerate the obligations hereunder (including any extensions of Trade Credit), (ii) cancel outstanding Orders (including Orders that have been submitted or are in the process of being fulfilled) to the extent Coinbase Credit has provided financing for such Orders, (iii) exercise any rights of a secured creditor with respect to its interests in the Collateral in accordance with the terms of this Prime Broker Agreement, (iv) exercise its rights under Section 19 and/or (iv) suspend, restrict or terminate the Client’s Prime Broker Services, except for the Transition Services during the Transition Period. With respect to any rights or remedies any Coinbase Entity has as a secured creditor or any rights of set-off any Coinbase Entity may have, each such Coinbase Entity agrees to exercise such remedies as follows: first, exercise its setoff rights in accordance with Section 19 hereto; then, to the extent any Trade Credits to Coinbase Credit remains outstanding, Coinbase Credit shall have the right to exercise any rights of a secured creditor with respect to its interests in the Collateral to the extent not in contravention of applicable law; then to the extent any other obligations to any Coinbase Entity remain outstanding, such Coinbase Entity shall have the right to exercise any other right such Coinbase Entity is at any time otherwise entitled (whether by operation of law, contract or otherwise); provided that (i) in no event shall the Coinbase Entities exercise such rights with respect to the Vault Balance prior to exercising any such rights with respect to the Trading Balance; (ii) the Coinbase Entities shall not have the right to liquidate Collateral and exercise setoff rights with respect to any disputed amounts owed under Section 21; and (iii) the Coinbase Entities shall not have the right to exercise the rights hereunder to satisfy indemnity obligations, if any, of Client arising from legal fees. Subject to the foregoing, all rights granted hereby shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which the Coinbase Entity is at any time otherwise entitled (whether by operation of law, contract or otherwise) and, other than as specifically provided herein, no delay or omission by any Coinbase Entity in exercising any right or remedy hereunder shall operate as a waiver of the future exercise of that right or remedy or of any other rights or remedies hereunder. In the event any Coinbase Entity exercises its remedies hereunder, Client shall, upon demand, pay to such Coinbase Entity all documented and reasonable costs and expenses, including reasonable attorneys’ fees and court costs, and trading fees incurred by Client in connection with the enforcement of its rights hereunder.

“Cause” shall mean: (i) Client materially breaches any provision of this Coinbase Prime Broker Agreement (other than provisions of the Custody Agreement) and such breach remains uncured for a period of 10 calendar days after notice of such breach is provided by Coinbase to Client; (ii) Client materially breaches any provision of the Custody Agreement and such breach remains uncured for a period of 30 calendar days after notice of such breach is provided by Coinbase to Client, (iii) a Bankruptcy Event (as defined below) occurs and is continuing with respect to Client, (iv) the failure of Borrower to repay Trade Credits by the applicable Settlement Deadline (provided, however, Client shall have one (1) Business Day (as defined in the CTF Agreement) following notice from a Coinbase Entity that such repayment is outstanding to cure such failure in the event the failure to repay Trade Credits resulted solely from an error or omission of an administrative or operational nature); or (v) a default or an event of default by Client or similar event under another trading or financing agreement with a Coinbase Entity or an entity majority-owned and controlled directly or indirectly by Coinbase (such entity a “Coinbase Affiliate”) after giving effect to any applicable notice requirement or grace period that may apply under such agreement, resulting in the liquidation, acceleration, or early termination of transactions or obligations governed under such agreement.

“Bankruptcy Event” means the party is (i) dissolved (other than pursuant to a consolidation, amalgamation or merger); (ii) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (iii) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (iv) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (I) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (II) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (v) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (vi) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (vii) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (viii) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (i) to (vii) (inclusive); or (ix) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

(d)

If any Coinbase Entity elects to exercise its remedies hereunder, Coinbase will notify Client in writing prior to exercising such remedies, unless a court order or other legal or regulatory process prohibits the Coinbase Entities from providing Client with such notice. Client acknowledges that the Coinbase Entities’ decision to take certain actions described in this Section 25 may be based on confidential criteria that are essential to Coinbase Entities’ risk management and security protocols. Client agrees that the Coinbase Entities are under no obligation to disclose the details of its risk management and security procedures to Client.

(e)

Upon receipt of written notice from Client of any event that constitutes Cause, if Coinbase fails to exercise any of its rights and remedies above for a period of 20 days following the receipt of such notice requesting a waiver, then Coinbase shall have waived its right to terminate the Coinbase Prime Broker Agreement or exercise any other rights or remedies by reason of such event and such event shall be deemed to have been cured regardless of whether it continues after such waiver; provided however that this provision (i) does not limit Coinbase’s right to take any actions with respect to an event that constitutes Cause as the result of the separate occurrence of such event or the occurrence of any other such event and (ii) shall not apply to any Bankruptcy Event.

(f)

Regardless of any other provision of this Coinbase Prime Broker Agreement, upon the occurrence and continuance of a Coinbase Termination Event (as defined below) (unless, with respect to a non- continuing event that constitutes a Coinbase Termination Event, Client has already commenced exercising its rights under this Section 25(f) or has otherwise notified Coinbase that it will promptly do so, in each case while such event is continuing) and after giving effect to any notice requirement and cure period that may apply, Client may, in its reasonable discretion, take any of the following actions: (i) terminate, in whole or in part, the Coinbase Prime Broker Agreement and accelerate the obligations hereunder, (ii) cancel outstanding Orders (including Orders that have been submitted or are in the process of being fulfilled), (iii) make a written demand on the Coinbase Entities for the return of all Client Assets, (iv), seek Specific Performance with respect to any obligations hereunder, and (v) with respect to a Bankruptcy Event, or a Coinbase Termination Event under clauses (ii) or (iii) of the definition of Coinbase Termination Event, exercise its right of set-off hereunder, and (vi) determine its claim against each Coinbase Entity using the Benchmark Valuation and seek payment thereof. In addition, Client’s payment obligations under the Coinbase Prime Broker Agreement shall be suspended upon the occurrence and during the continuance of a Coinbase Termination Event. Notwithstanding anything herein to the contrary (other than with respect to Section 22 in the event Client exercises remedies solely with respect to a Coinbase Termination Event under clause (iv) and/or (v) of the definition thereof), all rights granted hereby shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which Client is at any time otherwise entitled (whether by operation of law, contract or otherwise) and, other than as specifically provided herein, no delay or omission by Client in exercising any right or remedy hereunder shall operate as a waiver of the future exercise of that right or remedy or of any other rights or remedies hereunder. In the event Client exercises its remedies hereunder, each Coinbase Entity shall, upon demand, pay to Borrower all documented and reasonable costs and expenses, including reasonable attorneys’ fees and court costs, and trading fees incurred by Client in connection with the enforcement of its rights hereunder.

(g)

If a Coinbase Termination Event occurs and Client elects to exercise its remedies hereunder against any Coinbase Entity, Client will notify the Coinbase Entities in writing prior to exercising such remedies, unless a court order or other legal or regulatory process prohibits Client from providing the Coinbase Entities with such notice. Each Coinbase Entity acknowledges that Client’s decision to take certain actions described in this Section 25 may be based on confidential criteria that are essential to Client’s risk management and security protocols. Each Coinbase Entity agrees that Client is under no obligation to disclose the details of its risk management and security procedures to the Coinbase Entities.

(h)

Upon receipt of written notice from Coinbase any Coinbase Termination Event, if Client fails to exercise any of its rights and remedies above for a period of 20 days following the receipt of such notice requesting a waiver, then Client shall have waived its right to terminate the Coinbase Prime Broker Agreement or exercise any other rights or remedies by reason of such event and such event shall be deemed to have been cured regardless of whether it continues after such waiver; provided however that this provision (i) does not limit Client’s right to take any actions with respect to an event that constitutes a Coinbase Termination Event as the result of the separate occurrence of such event or the occurrence of any other such event and (ii) shall not apply to any Bankruptcy Event.

“Coinbase Termination Event” means the occurrence and continuance of (i) a Bankruptcy Event with respect to any Coinbase Entity, (ii) the failure of any Coinbase Entity to sell or withdraw or transfer Client BTC or ETH in accordance with Client’s Instructions within the time periods set forth in this Coinbase Prime Broker Agreement and such failure is not cured within two (2) Business Days following Client providing written notice to the relevant Coinbase Entity (“CB Return Cure”); provided, however, that (A) if, prior to the expiration of the CB Return Cure, Coinbase transfers cash to Client in an amount equal to the value of the BTC or ETH based on the Benchmark Valuation as of the time that the request to sell, transfer or withdraw was originally made by Client (the “BTC/ETH Cash Value”) or if Coinbase delivers cash collateral to an account designated by Client and in which Client has a perfected, first priority security interest and in an amount equal to the BTC/ETH Cash Value until the relevant Digital Asset is sold, withdrawn or transferred or Client elects to receive such amount in cash in lieu of Coinbase’s obligation to sell, withdraw or transfer the relevant Digital Asset, in each cash, such failure will be deemed cured; provided, further that, Client shall have the right to choose whether to receive the BTC/ETH Cash Value in lieu of the relevant Digital Asset or receive the BTC/ETH Cash Value as cash collateral, or (B) if such failure is due to a technology or security issue where, in the commercially reasonable opinion of Coinbase, returning the relevant Digital Assets would result in material risk to Client or Coinbase or may result in the relevant Digital Assets being lost or otherwise not successfully returned and Coinbase promptly notifies Client promptly upon Client’s notice of such failure, (1) Client may request that Coinbase still sell, withdraw or transfer the Digital Assets, but Coinbase will have no liability with respect to any such sell, withdrawal or transfer (unless Coinbase or any of the Coinbase Entities act with negligence unrelated to such technology or security issue) and any failure to withdraw or transfer shall not result in a Coinbase Termination Event if Client does not receive the withdrawn or transferred Digital Assets or the proceeds of any such sale due to such technology or security issue, or (2) if Client does not elect to have Coinbase still make the sale, withdrawal or transfer, a Coinbase Termination Event shall not occur while the relevant security or technology event is occurring and continuing, (iii) the failure of any Coinbase Entity to withdraw or transfer cash to Client in accordance with Client’s Instructions within the time periods set forth in this Coinbase Prime Broker Agreement and such failure is not cured within one (1) Business Day following Client providing written notice to the relevant Coinbase Entity, (iv) a Coinbase Entity intentionally or willfully, materially breaches any provision of the Coinbase Prime Broker Agreement (other than the provisions of the Custody Agreement) and such breach remains uncured for a period of 10 calendar days after notice of such breach is provided by Client to Coinbase; or (v) a Coinbase Entity intentionally or willfully, materially breaches any provision of the Custody Agreement and such breach remains uncured for a period of 30 calendar days after notice of such breach is provided by Client to Coinbase.

(i)

Notwithstanding any termination of the Coinbase Prime Broker Agreement for Cause, during any Transition Period (as defined below) the Coinbase Entities or its affiliates shall continue to provide the Transition Services (as defined below) and render such assistance as the Client or its affiliates may reasonably request to enable the continuation and orderly assumption of the Transition Services to be effected by the Client, an affiliate of the Client or any alternative service provider and shall continue to provide the Transition Services pursuant to the Prime Broker Agreement, except to the extent any Transition Service is prohibited under applicable law (including but not limited to applicable sanctions programs) or by a facially valid subpoena, court order, or binding order of a government authority; provided that the Coinbase Entities will continue to have the right, subject to the Set-Off Exceptions, to exercise its right of set-off hereunder with respect to any sale proceeds during the Transition Period for any fees or other amounts owed by Client hereunder and (ii), notwithstanding anything to the contrary herein, including Section 25, in no event shall any Coinbase Entity, its affiliates, or their respective officers, directors, agents, employees and representatives have any liability to Client or Agent for any Claims or Losses arising out of or relating to the Coinbase Prime Broker Agreement during (A) with respect to any Transition Services described in clause (i) of the definition thereof, the 91st day through the end of the Transition Period and (B) with respect to any Transition Services described in clause (ii) of the definition thereof, the 16th day through the end of the Transition Period, which do not result from its gross negligence, fraud, material violation of applicable law or willful misconduct; provided that throughout the Transition Period the Coinbase Entities shall act in good faith and in a commercially reasonable manner to provide the same level of service with respect to the Transition Services as was provided prior to the start of the Transition Period. For the avoidance of doubt, during the Transition Period, the fees referenced in Section 12 will continue to apply to the Transition Services.

“Transition Period” means a 180-day period (or such extended period as agreed in writing by the Coinbase Entities and Client) commencing on the date Client is notified of any termination of the Coinbase Prime Broker Agreement pursuant to Section 25(c).

“Transition Services” means the Prime Broker Services consisting of (i) the custody of Client’s Digital Assets on Client’s behalf, the processing of Custody Transactions and the other Custodial Services, and (ii) access to the Trading Platform and the execution and settlement of all Orders for the sale of any Digital Assets submitted by the Client on the Trading Platform. For the avoidance of doubt, the Transition Services shall not include the extension of credit, or any other Service provided under the CTF Agreement and the obligation to execute and settle any Orders for the purchase of Digital Assets.

26	Severability

If any provision or condition of this Coinbase Prime Broker Agreement shall be held invalid or unenforceable, the remainder of this Coinbase Prime Broker Agreement shall continue in full force and effect.

27	Waiver

Any waivers of rights by the Coinbase Entities or Client under this Coinbase Prime Broker Agreement must be in writing and signed by Coinbase on behalf of the relevant Coinbase Entities or Client, as applicable. A waiver will apply only to the particular circumstance giving rise to the waiver and will not be considered a continuing waiver in other similar circumstances. The Coinbase Entities’ or Client’s failure to insist on strict compliance with this Coinbase Prime Broker Agreement or any other course of conduct by the Coinbase Entities or Client shall not be considered a waiver of their rights under this Coinbase Prime Broker Agreement.

28	Survival

All provisions of this Coinbase Prime Broker Agreement which by their nature extend beyond the expiration or termination of this Coinbase Prime Broker Agreement shall survive the termination or expiration of this Coinbase Prime Broker Agreement.

29	Governing Law

This Coinbase Prime Broker Agreement, Client’s Prime Broker Account, and the Prime Broker Services will be governed by and construed in accordance with the laws of the State of New York, excluding its conflicts of laws principles, except to the extent such state law is preempted by federal law.

30	Force Majeure

Neither any Coinbase Entity nor the Client shall be liable to the other for delays, suspension of operations, whether temporary or permanent, failure in performance of this Coinbase Prime Broker Agreement, or interruption of service in each case to the extent it is directly due to a cause or condition beyond the reasonable control of the Party affected by it, including any act of God; embargo; natural disaster; act of civil or military authorities; act of terrorists; hacking (provided that any affected Coinbase Entity has taken reasonable precautions and acts in a manner consistent with its applicable policies and procedures with respect to hacking risks and in doing so is not negligent); government prohibitions; civil disturbance; war; strike or other labor dispute; fire; severe weather; interruption in telecommunications, Internet services, or network provider services; unavailability of Fedwire, SWIFT or banks’ payment processes; outbreaks of infectious disease or any other public health crises, including quarantine or other required employee restrictions; or any other catastrophe or material event which is beyond the reasonable control of the Party affected by it. For the avoidance of doubt, a cybersecurity attack, hack or other intrusion by a third party or by someone associated with the Coinbase Entities is not a circumstance that is beyond the Coinbase Entities’ reasonable control, to the extent directly caused by Coinbase Entities’ failure to comply with its obligations under this Coinbase Prime Broker Agreement. In any such event, the time for the Party’s performance shall be deferred for a period of time equal to the time lost by reason of such event, provided that the delayed Party shall notify the other Party of such event and shall reasonably cooperate with the other Party in minimizing any adverse impact of such event.

31	Service Level Agreement

The Coinbase Entities will use commercially reasonable efforts to perform its obligations under this Coinbase Prime Broker Agreement (including, for the avoidance of doubt, any schedule, addendum, confirmation or other document issued or delivered in connection with any transaction hereunder) in accordance with the Service Level Agreement attached

32	Entire Agreement; Headings

This Coinbase Prime Broker Agreement, together with all exhibits, addenda and supplements attached hereto or referenced herein, comprise the entire understanding between Client and the Coinbase Entities as to the Prime Broker Services and supersedes all prior discussions, agreements and understandings, including any previous version of this Coinbase Prime Broker Agreement, and the Custodial Services Agreement between Client and any Coinbase Entity, including all exhibits, addenda, policies, and supplements attached thereto or referenced therein. Section headings in this Coinbase Prime Broker Agreement are for convenience only and shall not govern the meaning or interpretation of any provision of this Coinbase Prime Broker Agreement.

33	Amendments

Any amendment to this Coinbase Prime Broker Agreement must be in writing and signed by a duly authorized representative of each party.

34	Assignment

Any assignment of either party’s rights and/or licenses granted under this Coinbase Prime Broker Agreement without obtaining the prior written consent of other party shall be null and void (such consent not to be unreasonably withheld or delayed); provided, however, other than with respect to its asset safekeeping (including, for the avoidance of doubt, custodial services) and execution obligations hereunder, Coinbase may assign this Coinbase Prime Agreement to an affiliate with equal or greater creditworthiness upon thirty (30) days’ prior written notice to Client.

35	Electronic Delivery of Communications

Client agrees and consents to receive electronically all communications, agreements, documents, notices and disclosures (collectively, “Communications”) that the Coinbase Entities provide in connection with Client’s Prime Broker Account and Client’s use of Prime Broker Services. Communications include:

(a) terms of use and policies Client agrees to, including updates to policies, (b) Prime Broker Account details, including transaction receipts, confirmations, records of deposits, withdrawals or transaction information, (c) legal, regulatory and tax disclosures or statements the Coinbase Entities may be required to make available to Client and (d) responses to claims or customer support inquiries filed in connection with Client’s Prime Broker Account.

Coinbase will provide these Communications to Client by posting them on the Prime Broker Site, emailing them to Client at the primary email address on file with Coinbase, communicating to Client via instant chat, and/or through other means of electronic communication. The Client agrees that electronically delivered Communications may be accepted and agreed to by Client through the Prime Broker Services interface. Furthermore, the Parties consent to the use of electronic signatures in connection with Client’s use of the Prime Broker Services.

36	Notice and Contacts

36.1

All notices required or permitted to be given hereunder shall be in writing delivered to the Party at its address specified below via an overnight mailing company of national reputation. Any Party that changes its notice address must notify the other Party promptly of such change.

If to any Coinbase Entity:

Legal Department Coinbase, Inc.

248 3rd St, #434

Oakland, CA 94607 [***]

If to Client, the address specified in the applicable Agent Annex.

36.2	In the event of any market operations, connectivity, or erroneous trade issues that require immediate attention including any unauthorized access to Client’s Prime Broker Account, please contact:

To Coinbase: [***]

To Client: the email address specified in the applicable Agent Annex.

It is solely Client’s responsibility to provide Coinbase with a true, accurate and complete contact information including any e-mail address, and to keep such information up to date. Client understands and agrees that if Coinbase sends Client an electronic Communication but Client does not receive it because Client’s primary email address on file is incorrect, out of date, blocked by Client’s service provider, or Client is otherwise unable to receive electronic Communications, Coinbase will be deemed to have provided the Communication to Client. Client may update Client’s information via Client’s Prime Broker Account and visiting settings or by providing a notice to Coinbase as prescribed above.

36.3	To see more information about our regulators, licenses, and contact information for feedback, questions or complaints, please visit https://www.coinbase.com/legal/licenses.

37	Multiple Clients

Notwithstanding any inconsistent or contrary provision in this Coinbase Prime Broker Agreement, under no circumstance shall the rights, obligations, or remedies with respect to a particular Client constitute a right, obligation or remedy applicable to any other Client. In particular, and without otherwise limiting the scope of this Section 37: (i) any Cause event under Section 21 or any breach regarding one Client shall not create any right, obligation or remedy with respect to any other Client, (ii) any Coinbase Entity’s remedies under this Coinbase Prime Broker Agreement upon the occurrence of a Cause event shall be determined as if each Client had entered into a separate Coinbase Prime Broker Agreement with such Coinbase Entity, (iii) the Coinbase Entities shall have no right to set off claims of a particular Client against claims of any other Client, (iv) the business and contractual relationships created hereby, the consideration for entering into this Coinbase Prime Broker Agreement, each transaction hereunder and the consequences of such relationship, consideration and transaction relate solely to the particular Client to which the particular relationship, consideration or transaction applied and are separate and apart from any relationship, consideration or transaction between the Coinbase Entities and any other Client, (v) no Client shall have any liability under this Coinbase Prime Broker Agreement for the obligations of any other Client and (vi) any other provisions of this Coinbase Prime Broker Agreement shall be interpreted solely on the basis of this Coinbase Prime Broker Agreement as a separate agreement between the Coinbase Entities and each separate individual Client and shall be fulfilled solely by the performance of the individual Client that is a party to any transaction. Coinbase and any individual Agent may agree, from time to time and at any time, to amend in writing such Agent's Agent Annex and/or add to or remove from Schedule I any Client on behalf of which such Agent is acting without the consent of any other Client or Agent.

38	Counterparts

This Coinbase Prime Broker Agreement may be executed in one or more counterparts, including by facsimile or email of .pdf signatures or DocuSign (or similar electronic signature software), each of which shall be deemed to be an original document, but all such separate counterparts shall constitute only one and the same Coinbase Prime Broker Agreement.

[Signatures on following page]

IN WITNESS WHEREOF, the Parties have caused this Coinbase Prime Broker Agreement, including the Custody Agreement, MTA, and CTF Agreement to be duly executed and delivered as of the date below.

COINBASE, INC. for itself and as agent for the Coinbase Entities

By:                  /s/ Lauren Abendschein

Name:             Lauren Abendschein

Title:               Senior Director

Date:               December 28, 2023

COINBASE CREDIT, INC., as Lender

By:                  /s/ Matt Boyd

Name:             Matt Boyd

Title:               Head of Prime Finance

Date:               December 28, 2023

COINBASE CUSTODY TRUST COMPANY, LLC, as agent to Lender

By:                  /s/ Lauren Abendschein

Name:             Lauren Abendschein

Title:               Senior Director

Date:               December 28, 2023

 ISHARES BITCOIN TRUST, as Client, by Agent, acting on behalf of Client and solely in its capacity as Agent

By:                  /s/ Shannon Ghia

Name:             Shannon Ghia

Title:               Managing Director

Date:               December 28, 2023

BLACKROCK FUND ADVISORS, in its principal capacity solely with respect to Section 5.21

By:                  /s/ Shannon Ghia

Name:             Shannon Ghia

Title:               Managing Director

Date:               December 28, 2023

SCHEDULE I

CLIENT

CLIENT	AGENT	APPLICABLE PRIME FEE SCHEDULE	FACILITATION ACCOUNT APPLICABLE
ISHARES BITCOIN TRUST	BLACKROCK FUND ADVISORS, acting as trustee for iShares Bitcoin Trust	Appendix 1-B (BTC ETP)	No

EXHIBIT A

to the Coinbase Prime Broker Agreement

COINBASE CUSTODY CUSTODIAL SERVICES AGREEMENT

This Custody Agreement is entered into between each Client set forth in Schedule I to the Coinbase Prime Broker Agreement and Coinbase Custody and forms a part of the Coinbase Prime Broker Agreement between the Client and the Coinbase Entities. Capitalized terms used in this Custody Agreement that are not defined herein shall have the meanings assigned to them in the other parts of the Coinbase Prime Broker Agreement.

Except as specifically stated, each Client entering into this Custody Agreement will be obligating itself only with respect to itself, and not with respect to any other entity including, without limitation, any other entity managed or advised by a BlackRock advisor. References to a “Party” herein refer to either the Coinbase Entities or the applicable Client, and references to the “Parties” herein refer to both the Coinbase Entities and the applicable Client.

1.	Custodial Services.

Coinbase Custody shall provide Client with a segregated custody account controlled and secured by Coinbase Custody (“Custodial Account”) to store certain Digital Assets supported by Coinbase Custody, on Client’s behalf (“Custodial Services”). Coinbase Custody is a fiduciary under § 100 of the New York Banking Law and a qualified custodian for purposes of Rule 206(4)-2(d)(6) under the Investment Advisers Act of 1940, as amended, and is licensed to custody Client’s Digital Assets in trust on Client’s behalf. Digital Assets in Client’s Custodial Account shall (i) be segregated from the assets held by Coinbase Custody as principal and the assets of other customers of Coinbase Custody, (ii) not be treated as general assets of Coinbase Custody, and except as otherwise provided herein, Coinbase Custody shall have no right, title or interest in such Digital Assets, (iii) Coinbase Custody serves as a fiduciary and custodian on Client’s behalf, and the Digital Assets in Client’s Custodial Account are considered fiduciary assets that remain Client’s property at all times. In addition, Coinbase Custody shall maintain (i) any registrations, permits, licenses, approvals and consents issued by any governmental or quasi-governmental authority or regulatory organization necessary for it to carry out any of its obligations hereunder and (ii) any adequate capital and reserves to the extent required by applicable law and shall not, directly or indirectly, lend, pledge, hypothecate or re-hypothecate or otherwise encumber any Digital Assets in the Custodial Account.

2.	Custodial Account.

2.1

In General. The Custodial Services shall permit the Client (i) to hold its Vault Balance in its Custodial Account and transfer Digital Assets to and from its Trading Balance, (ii) to deposit supported Digital Assets from a public blockchain address controlled by Client into its Custodial Account, (iii) withdraw supported Digital Assets from its Custodial Account to a public blockchain address controlled by Client and (iv) certain additional services as may be agreed to between the Client and Coinbase Custody from time to time. Each such deposit or withdrawal shall be referred to as a “Custody Transaction” and shall conform to Instructions provided by Client through the Coinbase Prime Broker Site. Client shall only withdraw or deposit Digital Assets to public blockchain addresses and accounts, in each case, for which Client has conducted the necessary Know Your Customer (“KYC”) and anti-money laundering (“AML”) due diligence as determined by the Client using its commercially reasonable discretion; provided, for the avoidance of doubt, that withdrawals, deposits and other transfers performed by a Coinbase Entity hereunder are not considered withdrawals or deposits by Client for purposes of this sentence. Digital Assets shall be held in Client’s Custodial Account in accordance with the terms of this Custody Agreement and shall not be commingled with other clients’ Digital Assets. Coinbase Custody reserves the right to refuse to process or to cancel any pending Custody Transaction as required by applicable law or in response to a subpoena, court order or other binding government order, or to apply any restrictions on such Custody Transactions as agreed between the Coinbase Entities and the Client under the Prime Broker Agreement, in each case as communicated to Client (with relevant details and rationale related to such restriction) as soon as reasonably practicable where Coinbase Custody is permitted to do so, or if Coinbase Custody reasonably believes that the Custody Transaction may violate or facilitate the violation of an applicable law, regulation or rule of a governmental authority or self-regulatory organization.

2.2

Digital Asset Deposits and Withdrawals. Coinbase Custody will process supported Digital Asset Custody Transactions according to the Instruction received from Client or Client’s Authorized Representatives, and, except as otherwise explicitly set forth herein, including, without limitation, any obligation to perform due diligence on its own customers, Coinbase Custody is not required to verify the accuracy of the Instruction prior to processing. Client must verify the accuracy of all deposit and withdrawal information prior to submitting Instructions to Coinbase Custody regarding a Custody Transaction. Subject to Section 22, Coinbase Custody shall have no liability, obligation, or responsibility for Client Digital Asset transfers conducted in reliance on Instructions received from Client or Client’s Authorized Representatives pursuant to the Security Procedures.

2.3

Digital Asset Storage and Transmission Delays. Without prejudice to the requirements set forth in Addendum No. 1 to the Coinbase Prime Broker Agreement, Coinbase Custody may require up to twenty-four (24) hours between any request to withdraw Digital Assets from Client’s Cold Vault Balance and submission of Client’s withdrawal to the applicable Digital Asset network. Since Coinbase Custody securely stores all Digital Asset private keys in offline storage, it may be necessary to retrieve certain information from offline storage in order to facilitate a withdrawal in accordance with Client’s Instructions, which may delay the initiation or crediting of such withdrawal from the Client’s Cold Vault Balance. Client acknowledges and agrees that a Custody Transaction may be delayed from the Client’s Cold Vault Balance for up to twenty-four (24) hours’ notice initiated from Client’s Custodial Account. The time of such request shall be the time such notice is transmitted from Client’s Cold Vault Balance. All Digital Assets in “hot” storage are not subject to the twenty-four hour delay described in this Section 2.3 and are subject to delays related to the network or blockchain on which the transaction is processed (or while Coinbase Custody waits for or to verify particular client Instructions).

2.4

Supported Digital Assets. Coinbase Custody shall provide Client with one hundred and eighty (180) days’ written notice before ceasing to support a Digital Asset, unless Coinbase Custody is required to cease such support by court order, statute, law, rule (including a self-regulatory organization rule), regulation, code, or other similar requirement, in which case written notice shall be provided promptly upon Coinbase Custody determining it will not be able to support such Digital Asset. Subject to Section 18.1 of the General Terms and Section 7 of the MTA, the Custodial Services are available only in connection with those Digital Assets that Coinbase Custody, in its sole discretion, decides to support.

2.5

Use of the Custodial Services. Client acknowledges and agrees that Coinbase Custody may monitor use of the Custodial Account and the Custodial Services and the resulting information may only be utilized, reviewed, retained and or disclosed by Coinbase Custody for its internal purposes related to billing, security protocols or performance monitoring or otherwise in accordance with this Coinbase Prime Broker Agreement, or in accordance with the rules of any applicable legal, regulatory or self-regulatory organization or as otherwise may be required to comply with relevant law, sanctions programs, legal process or government request; provided, however, that any information used or disclosed (subject to the terms herein) in connection with providing the services herein (a) available only in an aggregated form that is compiled with a sufficient amount of data from other clients of Coinbase Custody so that it is impossible to attribute directly or indirectly to Client, and (b) anonymous such that Coinbase Custody does not disclose that Client is the source of any aggregated data and such aggregated data cannot be deconstructed, decompiled, disassembled or reverse engineered to identify Client.

2.6

Independent Verification. If Client is subject to Rule 206(4)-2 under the Investment Advisers Act of 1940, Coinbase Custody shall, upon written request, provide Client’s authorized independent public accountant confirmation of or access to information sufficient to confirm (i) Client’s Digital Assets as of the date of an examination conducted pursuant to Rule 206(4)-2(a)(4), and (ii) Client’s Digital Assets are held either in a separate account under Client’s name or in accounts under Client’s name as agent or trustee for Client’s clients.

2.7

Third Party Payments. Except as specified herein (including, without limitation, in relation to any asset held in any Client account at Coinbase Custody), Coinbase Custody has no control over, or liability for, the delivery, quality, safety, legality or any other aspect of any goods or services that Client may purchase or sell to or from a third party (including other users of Custodial Services) involving Digital Assets that Client intends to store, or have stored, in Client’s Custodial Account.

2.8

Termination, and Cancellation. Section 25 of the General Terms shall govern any suspension, restriction, termination or modification of the Custody Agreement and the Custodial Services provided hereunder.

3.	Coinbase Custody Obligations

3.1

Bookkeeping. Coinbase Custody shall keep timely and accurate records as to the deposit, disbursement, investment and reinvestment of the Digital Assets, as required by applicable law and in accordance with Coinbase Custody’s internal document retention policies.

3.2    Insurance. Coinbase Custody shall obtain and maintain, at its sole expense, insurance coverage in such types and amounts that are compliant with the requirements of Addendum No. 2 to this Agreement.

3.3	Additional Matters.

In addition to any additional service providers that may be described in an addendum or attachment hereto, Client acknowledges and agrees that the Custodial Services may be provided from time to time by, through or with the assistance of affiliates of, or vendors to, Coinbase Custody; provided however, that unless otherwise agreed in writing by Client, the Custodial Accounts and all assets held in the Custodial Account shall be held by Coinbase Custody.

[Remainder of page intentionally left blank]

EXHIBIT B

to the Coinbase Prime Broker Agreement

COINBASE MASTER TRADING AGREEMENT

Client should carefully consider whether trading or holding Digital Assets is suitable for its purpose, including in relation to Client’s knowledge of Digital Assets and Digital Asset markets and Client’s financial condition. All investments involve risk, and the past performance of a financial product does not guarantee future results or returns.

This Master Trading Agreement (“MTA”) sets forth the terms and conditions for Client to trade Digital Assets through the Coinbase prime broker execution platform (“Trading Platform”) and forms a part of the Coinbase Prime Broker Agreement between Client and the Coinbase Entities. Pursuant to this MTA, Coinbase shall open a Trading Account for the Client on the Trading Platform consisting of linked accounts at Coinbase and Coinbase Custody, each accessible via the Trading Platform (“Trading Account”). The Trading Platform shall provide Client with access to trade execution and automated trade routing services via graphical user interface, application program interface or Coinbase Execution Services (as defined below) to enable Client to submit orders (“Orders”) to purchase and sell specified Digital Assets in accordance with this MTA and the Coinbase Trading Rules set forth at https://www.coinbase.com/legal/trading_rules or a successor website notified to Client in accordance with the notice procedures set forth herein (as amended and updated from time to time, the “Coinbase Trading Rules”) (such services, the “Trading Services”). In the event of an inconsistency between the Trading Rules and this MTA or any other parts of the Coinbase Prime Broker Agreement, this MTA (excluding the Trading Rules) will govern. Capitalized terms used in this MTA that are not defined herein shall have the meanings assigned to them in the other parts of the Coinbase Prime Broker Agreement.

1.	Order Routing and Connected Trading Venue

1.1

The Trading Platform operates a trade execution service through which Client may submit Orders to purchase or sell Digital Assets. After Client submits an Order, the Trading Platform will route the Order (or a portion of the Order) to one of the trading venues, which may include other platforms and OTC liquidity providers, to which the Trading Platform has established connections (each such venue, a “Connected Trading Venue”). At a future date as determined by Coinbase and Client, Client may notify to Coinbase a set of permitted Connected Trading Venues (“Permitted Connected Trading Venues”), provided that for the avoidance of doubt and notwithstanding anything contrary herein, certain Connected Trading Venues are deemed confidential information of Coinbase and shall not be disclosed to Client and, notwithstanding the foregoing, such Connected Trading Venues shall be deemed Permitted Connected Trading Venues. After delivery and receipt of such Permitted Connected Trading Venue notice, Coinbase will only route Client Orders to Permitted Connected Trading Venues. For the avoidance of doubt, Client may by notice to Coinbase update the list of Permitted Connected Trading Venues from time to time, provided that Certain Connected Trading Venues are deemed confidential information of Coinbase and shall not be disclosed to Client. Each Order will be sent, processed and settled at each Connected Trading Venue to which it is routed. Once an Order to purchase Digital Assets has been placed, the associated Client Assets (as defined below) used to fund the Order, if any, will be placed on hold and will generally not be eligible for other use or withdrawal.

1.2

With each Connected Trading Venue, Coinbase shall establish an account in its name, or in its name for the benefit of clients, to trade on behalf of its clients, and the establishment of a Trading Account will not cause Client to have a direct legal relationship, or account with, any Connected Trading Venue. The Trading Platform will not intentionally match the buy and sell orders of its clients against each other and will not intentionally settle Orders against or otherwise trade with Coinbase’s principal funds. Client acknowledges that Coinbase and its other clients may trade in their own interests on the Connected Trading Venues and could, therefore, be the counterparty to a Client Order on a Connected Trading Venue.

1.3

Client acknowledges that Coinbase has sole discretion to determine the Connected Trading Venues with which it will establish connections; provided that (i) Coinbase will use reasonable care in the selection of new Connected Trading Venues and carry out a risk-based assessment of each Connected Trading Venue to validate that the prospective Connected Trading Venue meets Coinbase’s security requirements and (ii) Coinbase will periodically review each Connected Trading Venue in light of Coinbase’s security and business continuity standards, including the type of access and classification of data being accessed (if any), controls necessary to protect data, and legal or regulatory requirements. Further, Coinbase will use reasonable efforts to review the financial condition of each Connected Trading Venue annually and on an interim basis as determined by Coinbase's credit risk team.

Coinbase will direct Orders to the Connected Trading Venues on an automated basis and will not manually route orders unless required to do so because of a system or technology issue. In designing algorithms that determine an Order’s routing logic, Coinbase may consider the following factors relating to the Order and the Connected Trading Venues: the speed of execution, whether the venue is able to consummate off-chain transactions, the availability of efficient and reliable systems, the level of service provided, and the cost of executing orders. For the avoidance of doubt, all trades and orders received by Coinbase from Client shall be subject to the terms herein, including without limitation Section 2 of the General Terms. Coinbase may receive cash payments or other financial incentives (such as reciprocal business arrangements) from Connected Trading Venues. Coinbase will provide a detailed fill report including transaction cost analysis for each Order, as soon as reasonably practicable and no later than the end of the day on which the Order is executed. Such report will disclose the all-in execution price(s) at which each portion of the Order was filled at each applicable Connected Trading Venue. Coinbase will also provide additional information and reports detailing executed Orders that help demonstrate that Orders were routed in a manner intended to receive the best available price at the time of execution among the Connected Trading Venues. Notwithstanding the foregoing, the fill report shall not disclose the identity of certain Connected Trading Venues given the confidential nature of certain Connected Trading Venues that are OTC liquidity providers.

1.4

Subject to Section 1.1 and Section 1.3 above, and Section 2 of the General Terms, Coinbase shall have no liability, obligation, or responsibility whatsoever for the selection or performance (with respect to pricing) of any Connected Trading Venue. Digital Assets may trade at different prices on different trading venues, and other Connected Trading Venues and/or trading venues not used by Coinbase may offer better prices and/or lower costs than the Connected Trading Venue used to execute Client’s Order.

1.5

Coinbase acts in an agency capacity for purposes of routing Orders. Unless otherwise agreed in writing by Coinbase, Client shall not use (i) the Request For Quotation (“RFQ”) service in connection with which Coinbase may act as principal to fill Order shall and (ii) Coinbase’s over- the-counter trading service. Each Client should independently evaluate whether such services are appropriate given its own investing profile and sophistication, among other considerations.

1.6

Coinbase will deliver to Client a confirmation of terms as soon as technologically feasible following the execution of an Order, and will settle each Order in accordance with its confirmation, by delivery of cash or Digital Assets, as applicable, to Client’s Trading Balance, as defined below, against the delivery by Client of cash or Digital Assets, as applicable to Coinbase Inc.

Coinbase represents and warrants that any Digital Asset transferred by it to Client in satisfaction of an Order or otherwise shall be free and clear of any liens, claims and encumbrances of which it has actual knowledge.

2.	Client Trading Balance and Vault Balance

2.1

For purposes of this MTA, Client’s Digital Assets are referred to as “Client Digital Assets,” Client’s cash is referred to as “Client Cash,” and Client Digital Assets and Client Cash are together referred to as “Client Assets.”

2.2

Within the Trading Platform, Coinbase provides access to two types of accounts with balances relating to Client Assets: (1) the “Trading Balance” (as described below in Section 2.3), which includes the “Facilitation Account” (as described below in Section 8.4C), and (2) the “Vault Balance” (as described below in Section 2.5). The Trading Account provides a record of both the Trading Balance and the Vault Balance. Client determines the allocation of its Client Digital Assets between the Trading Balance and the Vault Balance, and the allocation of its Client Assets in the Trading Balance between the Facilitation Account and the general Trading Balance. Maintenance of the Vault Balance shall be subject to the terms of the Custody Agreement; provided, however, Client’s Trading Balance is separate from any Digital Assets Client maintains directly with Coinbase Custody. For the avoidance of doubt, the Facilitation Account is part of the Trading Balance and will be held in accordance with Section 9 of the General Terms and any other provisions in this Coinbase Prime Broker Agreement governing the Trading Balance, and any assets credited to the Facilitation Account are Client Assets. Coinbase will hold Client Assets credited to the Facilitation Account in the same locations and manner as it holds Client Assets credited to Clients’ Trading Balances generally.

2.3

Client Digital Assets credited to the Trading Balance are immediately available to Client for purposes of submitting an Order. Coinbase holds Digital Assets credited to the Trading Balance in one of three ways: (i) in omnibus hot wallets (each, an “Omnibus Hot Wallet”); (ii) in omnibus cold wallets (each, an “Omnibus Cold Wallet”); and (iii) in Coinbase’s accounts with the Connected Trading Venues, other than OTC liquidity providers (“Coinbase Connected Trading Venue Digital Asset Balance”). Client agrees that Coinbase has discretion in determining the allocation of Digital Assets credited to the Trading Balance. Because Digital Assets credited to the Trading Balance are held on an omnibus basis and because of the nature of certain Digital Assets, Client does not have an identifiable claim to any particular Digital Asset. Instead, Client’s Trading Balance represents an entitlement to a pro rata share of the Digital Assets Coinbase has allocated to the Omnibus Hot Wallets, Omnibus Cold Wallets and Coinbase Connected Trading Venue Digital Asset Balance. For the avoidance of doubt, the foregoing does not negate any requirement applicable to a Coinbase Entity to hold and maintain Client Assets in an amount and of a type as indicated in its internal ledgers referenced in Section 2.6 hereto as required by the NYDFS BitLicense. Coinbase agrees that in the event of a bankruptcy or insolvency event affecting a Connected Trading Venue, or otherwise, it shall make available for withdrawal by Client, in accordance with the time period set forth in Section 4.3 below, the full amount of Digital Assets credited to the Trading Balance for the benefit of Client in accordance with the NYDFS BitLicense.

2.4

Client may maintain Client Cash in the Trading Balance but not in the Vault Balance. Coinbase holds Client Cash credited to the Trading Balance: (i) in one or more omnibus accounts in Coinbase’s name for the benefit of customers at one or more U.S. insured depository institutions provided that 30 days’ prior notification is provided to Client in accordance with the notice provisions hereof before any Client Cash is held in a new such depository institution (each, an “FBO account”) and (ii) money market funds in compliance with Rule 2a-7 under the Investment Company Act of 1940 and rated “AAA” by S&P (or the equivalent from any eligible rating service), provided that such investments are held in accounts in Coinbase’s name for the benefit of customers and are permitted and held in accordance with state money transmitter laws (the “Permitted Investments”). Coinbase will maintain in the foregoing accounts the full aggregate amount of all Client Cash. Coinbase will maintain the full aggregate amount of cash consistently for all clients, ledgered accurately and appropriately for each client, and handle this cash in accordance with our permissible investment requirements under our state money transmission license. Coinbase will make available for withdrawal by Client, or the prompt repayment to Client upon request, of the full amount of Client Cash held for the benefit of Client at an FBO account or in Permitted Investments in accordance with the terms of the Coinbase Prime Broker Agreement. Coinbase will title the FBO accounts it maintains with U.S. depository institutions and maintain records of Client’s interest in a manner that enables Coinbase to secure receipt of Federal Deposit Insurance Corporation (“FDIC”) deposit insurance, where applicable and up to the deposit insurance limits applicable under FDIC regulations and guidance, on Client Cash for the Client’s benefit on a pass-through basis. Unless otherwise agreed by Client in writing, the amount of Client Cash held in an FBO account shall not exceed the FDIC deposit insurance limit then in effect, provided however, that in the event the Client Cash held in an FBO account exceeds the FDIC deposit insurance limit then in effect, Coinbase will perform a daily sweep and move the excess into a U.S. government money market fund(s) as set forth above. FDIC insurance applies to cash deposits at banks and other insured depository institutions in the event of a failure of that institution, and does not apply to any Coinbase Entity or to any Digital Asset held by a Coinbase Entity on Client’s behalf. Client Cash is immediately available to Client for purposes of submitting an Order, unless a restriction applies in the circumstances described in Section 10.4 of the Coinbase Prime Broker Agreement or a compliance restriction. Coinbase will inform Client as soon as is reasonably practicable of any new arrangements for the holding of cash that provides for additional customer protections (including new depositary institutions).

2.5

At Client’s election, all or a portion of Client Digital Assets may also be allocated to the Vault Balance which is held in a Custodial Account in Client’s name at Coinbase Custody pursuant to the Custody Agreement. Such Vault Balance will be divided between segregated hot storage in Client’s name (“Hot Vault Balance”) and segregated cold storage in Client’s name (“Cold Vault Balance”). Client shall have sole discretion to allocate Digital Assets between the Hot Vault Balance and Cold Vault Balance. Digital Assets in the Hot Vault Balance may be transferred immediately to Client’s Trading Balance unless a restriction applies in the circumstances described in Section 10.4 of the Coinbase Prime Broker Agreement or a compliance related restriction. A transfer of Digital Assets in the Cold Vault Balance to Client’s Trading Balance will be subject to Coinbase Custody’s standard cold storage withdrawal procedures. Client hereby appoints Coinbase as Client’s agent for purposes of instructing Coinbase Custody to transfer Client Digital Assets between Client’s Vault Balance and Client’s Trading Balance. Client agrees that an Instruction to Coinbase to settle an Order to or from Client’s Vault Balance constitutes authorization to Coinbase to transfer Client Digital Assets to or from Client’s Vault Balance as necessary or appropriate to consummate such settlement.

2.6

In all circumstances and consistent with laws and regulations applicable to Coinbase, Coinbase will keep an internal ledger that specifies the Client Assets credited to Client’s Trading Balance and enables Coinbase and its auditors and regulators to identify Client and the Client Assets.

2.7

Coinbase treats all Client Assets as custodial assets held for the benefit of Client. No Client Assets credited to the Trading Balance shall be considered to be the property of, or loaned to, Coinbase. Neither Coinbase nor any Coinbase Entity will sell, transfer, loan, rehypothecate or otherwise alienate Client’s Assets credited to Client’s Trading Balance unless instructed by Client pursuant to an agreement between Client and a Coinbase Entity.

3.	Role of Coinbase Custody

3.1

To facilitate the Trading Services, Coinbase may at its sole discretion maintain portions of the Omnibus Hot Wallet and the Omnibus Cold Wallet in one or more custodial FBO accounts with its affiliate, Coinbase Custody. In such circumstances, although the Omnibus Hot Wallet and the Omnibus Cold Wallet are held in Coinbase’s FBO accounts with Coinbase Custody, Client’s legal relationship for purposes of Digital Assets held in the Omnibus Hot Wallet and the Omnibus Cold Wallet will not be, directly or indirectly, with Coinbase Custody and the terms, conditions and agreements relating to those wallets are to be governed by this MTA.

3.2

Client Digital Assets held in the Hot Vault Balance and Cold Vault Balance are maintained directly between Client and Coinbase Custody in Client’s name and are subject to the terms of the Client’s Custody Agreement.

4.	Cash and Digital Asset Deposits and Withdrawals

4.1

To deposit Client Cash, Client must initiate a transfer from a linked bank account, a wire transfer, a SWIFT transfer, or other form of electronic payment approved by Coinbase from time to time to Coinbase’s bank account, the instructions for which are available on the Coinbase Prime Broker Site. Coinbase will credit the Trading Balance with Client Cash promptly upon receipt of such Client Cash.

4.2

To withdraw Client Cash, Client may initiate a withdrawal of Client Cash from the Trading Balance at any time using the withdrawal function on the Trading Platform that will be processed in accordance with the Service Level Agreement. “Business Day” shall mean any day that the Federal Reserve wire transfer system is open for business.

4.3

To deposit Client Digital Assets, Client may transfer Client Digital Assets directly to the Omnibus Hot Wallet or Omnibus Cold Wallet, the instructions for which are available on the Coinbase Prime Broker Site. Client may transfer Client Digital Assets to and among its Hot Vault Balance or Cold Vault Balance in accordance with the Service Level Agreement. Either of the types of transfers described in the foregoing two sentences is a “Deposit Transfer.” When Client transfers Digital Assets to Coinbase or Coinbase Custody, it delivers custody and control of the Digital Assets to Coinbase or Coinbase Custody, as applicable, to be held on Client’s behalf in accordance with the terms hereof. Client represents and warrants that any Digital Asset so transferred shall be free and clear of all liens, claims and encumbrances of which it has actual knowledge and other than any lien, claim or encumbrance arising under the Coinbase Prime Broker Agreement.

4.4

To withdraw Client Digital Assets, Client must provide applicable Instructions via the Coinbase Prime Broker Site (“Withdrawal Transfer”). Once Client has initiated a Withdrawal Transfer, Coinbase shall promptly facilitate such withdrawal in accordance with the Service Level Agreement the associated Client Digital Assets will be in a pending state (related to processing time for the applicable blockchain or payment network or Instructions from Client, and not subject to significant additional delay from any Coinbase Entity) and upon delivery in accordance with Client’s withdrawal Instructions will not be included in the Client’s Trading Balance or Vault Balance. Client acknowledges that Coinbase may not be able to reverse a Withdrawal Transfer once initiated. Client may withdraw Client Digital Assets at any time, subject to delays for Digital Assets held in Cold Vault Balance, and any applicable account restrictions in the circumstances described in Section 10.4 of the Coinbase Prime Broker Agreement or a compliance related restriction.

4.5

Client must verify all transaction information prior to submitting withdrawal Instructions to Coinbase, as Coinbase cannot and does not guarantee the identity of the wallet owner or bank account to which Client is sending Client Digital Assets or Client Cash, as applicable. Unless otherwise provided herein or under applicable laws, Coinbase shall have no liability, obligation, or responsibility whatsoever for Client Cash or Client Digital Asset transfers sent to or received from, as applicable, an incorrect party, or sent or received, as applicable, via inaccurate Instructions provided by Client.

5.	Disruption to Trading Platform

5.1

Client acknowledges that electronic facilities and systems such as the Trading Platform are vulnerable to disruption, delay or failure and, consequently, such facilities and systems may be unavailable to Client as a result of foreseeable and unforeseeable events. Client understands and agrees that Coinbase does not guarantee uninterrupted access to the Trading Platform or all features of the Trading Services. Client acknowledges that although Coinbase will attempt to provide notice of any scheduled or unscheduled unavailability that would result in Client being unable to access the Trading Platform or the Trading Services, Coinbase cannot guarantee advanced notice to Client. Nothing in this Section 5.1 shall relieve Coinbase of any of its obligations, representations, or warranties under this Coinbase Prime Broker Agreement.

5.2

Coinbase may, in its good faith discretion, take any of the following actions, and shall use reasonable efforts to provide Client with as much prior notice as is practicable: (i) halt or suspend Trading Services, including trading on the Trading Platform or the trading of any Digital Assets or currency, (ii) impose limits on the amount or size of Client’s Orders, or (iii) reject an Order, in each case, to the extent that an (a) event described in Section 30 has occurred and is continuing, (b) a violation of section 10.4 or the Trading Rules has occurred and is continuing, (c) the acceptance of any Order would cause the amount of Trade Credits extended to exceed the Authorized Amount, (d) pursuant to Section 4 or (d) a security or technology issue occurred and is continuing that results in Coinbase being unable to provide the Trading Services or accept the relevant Order; provided that, in taking any actions under this Section 5.2 Coinbase shall treat Client the same as other prime broker clients and shall not take any such actions in a manner designed to circumvent the purposes of this Coinbase Prime Broker Agreement.

6.	Coinbase Trading Rules and Order Types

6.1

Client agrees to comply with the Coinbase Trading Rules in effect at the time of any Order. Client agrees to review and become familiar with the terms of the various types of Orders (each an “Order Type”) available through the Trading Service. A detailed description of the terms of all Orders is contained in the Coinbase Trading Rules. Coinbase reserves the right to modify the terms of any Order Type and the Coinbase Trading Rules at any time and without prior notice to Client, and Client acknowledges that it is solely responsible for ensuring knowledge of applicable Order Types and Coinbase Trading Rules prior to placing an Order.

6.2

Coinbase may and, upon Client’s Instruction, will modify the terms of, or cancel, any Order executed on Trading Platform if the Order was clearly erroneous according to the Coinbase Trading Rules or otherwise. Except as otherwise set forth herein and in the Coinbase Trading Rules, and subject to Section 22, Coinbase shall have no liability, obligation, or responsibility to Client as a result of exercising its rights under this Section 6.

7.	Coinbase Supported Digital Assets

Coinbase determines in its sole discretion which Digital Assets to support for use with the Trading Services, as specified on the Coinbase Prime Broker Site available at https://help.coinbase.com/en/prime/trading- and-funding/supported-cryptocurrencies-and-trading-pairs or any successor website that Client is given access too. Not all Digital Assets supported for Custodial Services are also supported for Trading Services. Notwithstanding the foregoing, BTC and ETH will be supported for Custodial Services and Trading Services for the full term of this Coinbase Prime Broker Agreement except to the extent that BTC or ETH is no longer supported on a platform-wide basis and such cessation is generally consistent with similarly situated digital asset exchanges.

8.	Coinbase Execution Services and Facilitation Account

8.1

Client may elect to submit Orders to Coinbase Execution Services (“CES”), a Trading Service through which CES personnel will execute Orders on behalf of Client. Subject to the terms herein, CES will execute Orders by using automated trade routing services through Client’s Prime Broker Account in accordance with Client’s Instructions to Connected Trading Venues or by filling orders on Coinbase’s over-the-counter (“OTC”) trading service. Coinbase and Client may communicate regarding Instructions related to Orders on a mutually agreed communication medium, including instant messaging, email, and telephone. Coinbase shall execute and settle all Orders for the purchase and sale of any Digital Assets submitted by Client to CES in accordance with the terms of this Coinbase Prime Broker Agreement.

8.2

CES brokers Orders on a commercially reasonable basis as Client’s agent and may exercise discretion in executing Orders. Client must pre-fund its Trading Balance and/or establish a credit arrangement with Coinbase (as currently set forth in the CTF Agreement), prior to submitting Orders. Solely with respect to Delayed Settlement OTC Orders, under certain circumstances, Coinbase may agree that neither pre-funding nor a credit arrangement with Coinbase is required. By electing to use CES, Client agrees that it is authorizing CES personnel to access its Prime Broker Account to initiate and execute Orders in accordance with Client’s Instructions. Absent express written agreement between the Parties, Coinbase will accept Orders only from Authorized Representatives that are designated in the Client’s Prime Broker Account as having trading authority. An “OTC Order” means an Order that Client Instructs Coinbase to fill via CES. If Client communicates to Coinbase that such Order is to be pre-funded as opposed to utilizing a credit arrangement (i.e., the credit arrangement set forth in the CTF Agreement), Client shall pre-fund its Trading Balance prior to submitting such Order. If upon Client's Instructions to fill an Order via CES, such Order is executed with a Connected Trading Venue on a delayed settlement basis solely in instances when Client has exceeded the Authorized Amount or a Digital Asset Unavailability Event has occurred and is continuing (such OTC Order, a “Delayed Settlement OTC Order”), Client may not be required to pre-fund or utilize a credit arrangement in connection with the execution of such OTC Order provided that notwithstanding the foregoing, Client acknowledges and agrees that a Delayed Settlement Order shall be subject to Coinbase's reasonable discretion in all cases based on Coinbase's risk policies and procedures, credit and funding constraints, risk management limits, and solvency concerns or other terms agreed in writing by the Parties related to Delayed Settlement Orders, in accordance with the foregoing, Coinbase shall use commercially reasonable efforts to execute such Order as a Delayed Settlement OTC Order and obtain the best execution price for such Order.

8.3

Coinbase will maintain information barriers and other policies and procedures to safeguard Client confidential trading information, such as Instructions and Orders, that is provided to CES personnel. After an Order is submitted for routing and execution by CES personnel, information related to the Order will be handled in the same manner as information related to Orders submitted electronically to the Trading Platform.

8.4

To the extent “Facilitation Account Applicable” is marked as “Yes” in Schedule I for such Client, the Facilitation Account for such Client may receive and hold assets to facilitate Orders. The Facilitation Account shall be used only as follows:

(a)         Any assets resulting from execution of Orders shall initially be credited to the Facilitation Account (“Facilitation Positions”);

(b)         Client shall provide Instructions for the allocation of assets that are credited to the Facilitation Account as soon as practicable.

(c)         Each of Client and Coinbase hereby represents and warrants that, as of the date of this Agreement and continuing through the term of this Agreement that the Facilitation Account will only be used to facilitate the distribution of assets in accordance with Client’s Instructions. Client is responsible for all debits, costs, commissions, and losses arising from any actions Coinbase must take to liquidate or close transactions in the Facilitation Account due to failure to allocate.

If “Facilitation Account Applicable” is marked as “No” for such Client in Schedule I, the terms in this Section 8.4 shall not apply, Coinbase shall not open a Facilitation Account for such Client, and as a result the terms in this Coinbase Prime Broker Agreement related to the Facilitation Account and Facilitation Positions shall not be applicable with respect to such Client.

9.	Determination of Suitability; All Risks Not Disclosed

Coinbase’s provision of the Trading Services is neither a recommendation that Client enter into a particular Order nor a representation that any product described on the Trading Platform is suitable or appropriate for Client. Many of the Trading Services described on Trading Platform involve significant risks, and Client should not use the Trading Services unless it has fully understood all such risks and has independently determined that such Orders are appropriate. Any discussion of the risks contained in this MTA or on the Trading Platform should not be considered to be a disclosure of all risks or a complete discussion of the applicable risks.

10.	Characterization of Trading Services; Not a Registered Broker-Dealer or Investment Adviser

Client understands and acknowledges that no transactions executed in connection with Client’s Trading Account or the Trading Services are securities transactions, and Coinbase is not registered with the U.S. Securities and Exchange Commission as a broker-dealer or an investment adviser or licensed under any state securities laws. Coinbase is not acting as a fiduciary in respect of Client (including in connection with its rights under this MTA) and does not have any responsibility under the standards governing the conduct of broker-dealers, fiduciaries, investment advisers or investment managers. Client agrees and acknowledges that any information or advice provided by Coinbase or any other Coinbase Entity does not and will not serve as the basis of any investment decision by Client.

11.	Coinbase Corporate Accounts

Coinbase and its affiliates may transact through Trading Accounts on the Trading Platform (“Coinbase Corporate Accounts”) for purposes including inventory management to facilitate Client Orders, and for other corporate purposes. To the extent that a Coinbase Corporate Account transacts on the Trading Platform, the Coinbase Corporate Account (i) will not have any special priority vis-a-vis Client Orders and will be subject to the Coinbase Trading Rules, (ii) will trade only on Market Data available to all clients, and (iii) will not access any non-public data of Clients. Coinbase’s internal ledger will indicate the amount of each Digital Asset held for each client and each such Coinbase Corporate Account.

12.	Term, Termination and Suspension

12.1	Section 25 of the General Terms shall govern any suspension, restriction, termination or modification of the MTA and the Prime Brokerage Services provided hereunder.

12.2    Without limiting the Coinbase Entities obligations to Client during any Transition Period as provided for under Section 25 of the General Terms, Client agrees to promptly provide Coinbase with Instructions as to where its Client Assets should be transferred, and agrees that failure to do so within one hundred and eighty (180) days of receipt of notice of termination may result in Client Assets being transferred to the Client’s linked bank account or Digital Asset wallet on file, in each case subject to off- set for any outstanding obligations to any Coinbase Entity in accordance with the General Terms. Client is responsible for all debits, costs, commissions, and losses arising from any actions Coinbase must take to liquidate or close transactions in the Client’s Trading Account after such one hundred and eighty (180) day period.

13.	Unclaimed Property

If Coinbase is holding Client Assets in the Trading Balance, has no record of Client’s use of the Trading Services for an extended period, and is otherwise unable to contact Client, Coinbase may be required under applicable laws, rules or regulations to report these assets as unclaimed property and to deliver such unclaimed property to the applicable authority. Coinbase may deduct a dormancy fee or other administrative charge from such unclaimed funds, as permitted by applicable laws, rules or regulations.

EXHIBIT C

to the Coinbase Prime Broker Agreement

[RESERVED]

EXHIBIT D

to the Coinbase Prime Broker Agreement

COINBASE COMMITTED -TRADE FINANCING AGREEMENT

1.	Introduction

This Coinbase Committed Trade Financing Agreement (“CTF Agreement”) is entered into by and among the Client, Coinbase Credit, Coinbase (in its own capacity and as agent to Coinbase Credit), and Coinbase Custody (as agent to Coinbase Credit with respect to the Client’s balance of Digital Assets held in its Custodial Account (including any Vault Balance) pursuant to Client’s Custody Agreement) to govern the extension of credit from Lender to Client for use in connection with the execution and settlement of Client’s trading of Digital Assets on Coinbase’s Trading Platform.

2.	Defined Terms

Capitalized terms used in this CTF Agreement without definition shall have the meanings assigned to them in the Custody Agreement, General Terms and the MTA. Section references shall be to the sections in this CTF Agreement unless stated otherwise.

The following terms shall have the meaning set forth below for purposes of this CTF Agreement:

“Aggregate Max Debit” shall mean the aggregate USD notional value of the Digital Asset(s) borrowed by Borrower during a Defined Interval.

“Available Balance” shall mean, the sum of (i) the then-current aggregate amount of Cash and USD notional value of the Digital Asset(s) in the Borrower’s Trading Balance and (ii) the difference of (a) the Borrower Authorized Amount and (b) the then-current aggregate amount of Cash Trade Credits and the USD notional value of the Digital Asset Trade Credits outstanding.

“Authorized Amount” shall be an amount to be determined based on Lender's sole discretion considering factors including, but not limited to, availability of financing and credit due diligence of the Borrower.

“Borrower” shall mean Client.

“Borrower Authorized Amount” shall mean, with respect to any Borrower, the Authorized Amount less any outstanding trade credits extended to any other client listed on Schedule I at the time the Borrower’s Order is placed.

“Business Day” shall mean any day that the Federal Reserve wire transfer system is open for business.

“Cash” shall mean USD or any other currency as agreed between the Borrower and Lender.

“CB Agent” shall mean Coinbase acting in its capacity as agent to Coinbase Credit hereunder.

“Change of Agent Event” shall occur when the authority of Agent to act on behalf of Borrower in connection with the Coinbase Prime Broker Agreement is terminated for any reason at any time and a successor investment advisor, reasonably acceptable (such acceptance not to be unreasonably withheld) to Coinbase, has not been concurrently appointed on behalf of Borrower with respect to all matters hereunder or thereunder; provided that, subject to applicable law, the Agent is permitted to transfer and assign its obligations to act on behalf of Borrower to any of its affiliates and any such transfer or assignment shall not constitute a Change of Agent Event.

“Commitment Period” shall mean the period of time commencing on the date of execution of this CTF Agreement and terminating on the earlier of (i) the date of termination of the Coinbase Prime Broker Agreement in accordance with Section 25 of the General Terms, subject to any required notice or notice period thereunder, and (ii) following a Change of Agent Event, immediately upon delivery to Borrower of written notice of the occurrence of such Change of Agent Event or the close of business on such later date as Lender may specify in any such written notice.

“Defined Interval” shall mean a twenty-four (24) hour period starting at 6:00 A.M. EST on any day an Order is placed to the extent there is a related Trade Credit. For the avoidance of doubt, if Lender extends any Trade Credits to Borrower prior to 6:00 A.M. EST on any given day, the USD notional value of such Trade Credits shall be included in the calculation of the Available Balance for the immediately prior day.

“Digital Asset Availability Notice” shall mean, with respect to any potential Order to sell Digital Assets, a notice Borrower sends Lender in accordance with Section 3(d) informing Lender of the number of Digital Asset Trade Credits Borrower is expecting to request.

“Digital Asset Unavailability Event” shall mean, with respect to an Order to sell Digital Assets, that each of the following conditions have been met: (i) Lender is unable, after using commercially reasonable efforts, to borrow a number of Digital Assets in an amount equal to the Requested Amount; (ii) Lender (or affiliates from whom Lender may borrow the relevant Digital Assets under applicable law) are unable to extend new loans to any of its other customers (or the other customer of such affiliates), individually or in the aggregate, for a number of Digital Assets equal to the Requested Amount (A) if the Borrower has not delivered a Digital Asset Availability Notice, at the time of the related Order, or (B) if the Borrower has delivered a Digital Asset Availability Notice, at the time that Borrower delivers such notice; (iii) at the time such Order is submitted, an event has occurred and is continuing that disrupts or impairs the ability of market participants with whom Lender and its affiliates from whom Lender may borrow the relevant Digital Assets under applicable law have established relationships and are in good standing to effect transactions in, borrow, or obtain market values for, the related Digital Asset and Lender determines in good faith and in its reasonable discretion that such event is material; and (iv) (A) Borrower has not delivered a Digital Asset Availability Notice with respect to such Order or (B) if Borrower has delivered a Digital Asset Availability Notice with respect to such Order, Lender has responded that the Requested Amount in such notice is unavailable.

“Financing Commitment” shall mean Lender and Coinbase’s obligations to Borrower under Section 3 of this CTF Agreement.

“Lender” shall mean Coinbase Credit.

“Requested Amount” shall mean, with respect to an Order to sell Digital Assets, (i) if Borrower has not delivered a Digital Asset Availability Notice to Lender with respect to such Order, Digital Asset Trade Credits with a USD notional value equal to the Available Balance, or (ii) if Borrower has delivered a Digital Asset Availability Notice with respect to such Order, the amount of Digital Assets identified in such notice.

“Settlement Deadline” shall mean 6:00 P.M. EST on the calendar day immediately following the start of a Defined Interval; provided, however, that, if such Settlement Deadline occurs on any day that is not a Business Day, such Settlement Deadline shall be deemed to occur at 6:00 P.M. EST on the immediately following Business Day.

“Termination for Cause” shall mean (i) a Bankruptcy Event occurring with respect to Borrower or (ii) the Coinbase Entities elect to exercise remedies in connection with a Cause event in accordance with the Prime Broker Agreement and, to the extent required, notifies Borrower of such election.

“Trading Balance,” for purposes of this CTF Agreement, shall mean the Borrower’s Trading Balance, as defined in the MTA.

“Trade Credits” shall mean a specific quantity of cash (“Cash Trade Credit”) or Digital Assets (“Digital Asset Trade Credit”) that Lender loans to Borrower under this CTF Agreement for the purchase or sale, respectively, of Digital Assets via the Trading Platform.

“UCC” shall mean the New York Uniform Commercial Code.

3.	Financing Commitment

(a)

For the duration of the Commitment Period and subject to the terms of this CTF Agreement, Lender shall finance on a committed basis Orders for the purchase and sale of any Digital Assets submitted by the Client on the Trading Platform up to the Authorized Amount; provided, however, that Lender shall not be required to lend Digital Assets with respect to any Order if a Digital Asset Unavailability Event has occurred and is continuing. Coinbase and Lender agree that if at the time Client submits an Order (other than a Delayed Settlement OTC Order) on the Trading Platform Client does not have sufficient Cash or Digital Assets in its Trading Balance for such purchase or sale, respectively, Lender shall provide financing in the form of Cash Trade Credits or Digital Asset Trade Credits, respectively, in an amount sufficient to execute and settle such Order subject to the terms of this CTF Agreement and provided that (i) Lender shall not be required to extend to Borrower any Trade Credit with a USD notional value at the time the relevant Order is placed in excess of the Available Balance and (ii) with respect to a sale Order, a Digital Asset Unavailability Event has not occurred. In addition, Coinbase and Lender agree that this CTF Agreement meets any pre-funding or financing arrangement condition Coinbase may have for the execution of Orders on the Trading Platform up to the Borrower Authorized Amount.

(b)	Each of Lender and Coinbase agree that prior to the end of the Commitment Period neither entity shall take any of the following actions without providing 180 calendar days’ written notice to Borrower:

(i)

subject to Section 3(e), increase any interest charges and fees above the applicable charges and fees agreed in writing between Coinbase, Lender and Borrower from time to time for the execution, settlement or financing of any Orders related to the Digital Assets or impose any additional fees or charges with respect thereto; or

(ii)

change, modify or adjust any index relevant to interest charged or paid with respect to the execution, settlement or financing of any Orders related to the Digital Assets; or terminate, accelerate or recall any Trade Credits; or

(iii)

discontinue extending Digital Assets as Trade Credits to Borrower with respect to an Order for the sale of the same type of Digital Asset; provided that, (A) a Digital Asset Unavailability Event has not occurred, and (B) Lender is not required to extend to Borrower any Trade Credit with a USD notional value at the time of extension in excess of the Available Balance; or

(iv)

discontinue extending cash as Trade Credits to Borrower with respect to an Order for the purchase of any Digital Asset; provided that, Lender is not required to extend to Borrower any Trade Credit with a USD notional value at the time of extension in excess of the Available Balance; or

(v)	require the posting of a minimum amount of margin or collateral; or

(vi)	modify any pre-funding or financing arrangement condition Coinbase may have for the execution of Orders on the Trading Platform; or

(vii)	impose any other requirement in respect of Borrower or condition with respect to the extension of credit that is not required under the CTF Agreement or by applicable law; or

(viii)	modify the Authorized Amount or the determination of the Available Balance.

Coinbase and Lender may only take any of the actions set forth in this clause (b) by (i) delivering a written notice to Borrower that describes in reasonable detail (including specific references to relevant provisions of the CTF Agreement) the actions such entity intends to take and is delivered on a day that is no earlier than 180 calendar days prior to the date on which such entity takes such action or (ii) in the event of a Change in Law with respect to the financing under this CTF Agreement, as permitted under Section 25(a) of the Prime Broker Agreement.

(c)

Lender shall not be required to extend Digital Asset Trade Credits with respect to any Requested Amount if at the time an Order for the sale of Digital Assets is submitted that would require the extension of Digital Assets Trade Credits a Digital Asset Unavailability Event has occurred and is continuing. Notwithstanding the foregoing, if Borrower has delivered a Digital Asset Availability Notice to Lender by 6:00 PM EST on the Business Day prior to an Order and Lender has not responded to such notice within 1 hour of its receipt, Lender is committed to extending Digital Asset Trade Credits in a number equal to the Required Amount regardless of the market conditions at the time.

(d)

Borrower shall deliver any Digital Asset Availability Notice to [***]. Coinbase and Lender represent, warrant and covenant that any information provided in connection with a Digital Asset Availability Notice shall be shared solely with members of their financing team, solely for purposes of determining the availability of a Required Amount and Coinbase and Lender and Coinbase’s obligations under Section 2 of the General Terms shall apply to such information.

(e)

With respect to any Order to sell Digital Assets, if an event described in clause (iii) of the definition of “Digital Asset Unavailability Event” has occurred and is continuing which results in Lender’s cost to borrow the relevant Digital Assets materially increasing because of such event, if Lender can still borrow the relevant Digital Asset, Lender shall be entitled, acting in good faith and in its commercially reasonably discretion, to increase the fees applicable to loans of Digital Assets to take account of such increased cost; provided that, (i) any such increase in fees shall be determined in Lender’s commercially reasonable discretion based on the market rate for the relevant Digital Asset and (ii) (A) if Borrower has submitted a Digital Asset Availability Notice prior 6:00 PM EST on the immediately preceding Business Day, Lender has informed Borrower of the amount of any fee increase within 1 hour of its receipt of such Digital Asset Availability Notice or (B) if Borrower has not submitted a Digital Asset Availability Notice, Lender has notified Borrower of such fee increase by 6:00 PM EST on the immediately preceding Business Day.

4.	Trade Credits and Trading

In the absence of Trade Credits or other financing arrangement authorized by Coinbase, and unless such Order is a Delayed Settlement OTC Order in accordance with Section 8 of the MTA, Borrower must pre-fund its Trading Balance on the Trading Platform with Cash or Digital Assets in order to buy or sell Digital Assets on the Trading Platform. Trade Credits may only be available for specified Digital Assets, as determined by Lender in its sole discretion; provided that Coinbase and Lender agree that Trade Credits are available for BTC and ETH and such Digital Assets are subject to the Financing Commitment unless and until BTC and ETH are no longer supported for Custodial Services and Trading Services under Section 7 of the MTA. Notwithstanding anything herein to the contrary, this CTF Agreement does not apply to Delayed Settlement OTC Orders and no Trade Credit or other financing shall be extended in connection therewith.

5.	Requesting a Trade Credit and the Trade Finance Debit Account

(a)

Borrower may place Order(s) pursuant to the MTA and, subject to the terms of this CTF Agreement, Lender shall provide financing with respect to such Order(s) (unless any such Order is a Delayed Settlement OTC Order) in amounts up to Borrower’s then current Available Balance. With respect to Order(s) that are not Delayed Settlement OTC Orders, Borrower may request extension of a Trade Credit at any time during the term of this CTF Agreement by placing such Order(s) with Coinbase via the Trading Platform to buy Digital Assets with a USD notional value that exceeds the Client Cash in the Borrower’s Trading Balance at the time such Order(s) is submitted or to sell certain Digital Assets in an amount that exceeds the amount of such Client Digital Asset in the Borrower’s Trading Balance at the time such Order(s) is submitted. The amount by which Borrower’s Order is executed and exceeds the applicable Client Asset available in the Borrower’s Trading Balance shall constitute the specific quantity of a Trade Credit unless, for the avoidance of doubt, such Order is a Delayed Settlement OTC Order.

(b)

The USD notional value of a Trade Credit drawn in a Digital Asset will be determined by CB Agent on the basis of the price for that Digital Asset that the CB Agent is indicating via the Trading Platform or, to the extent such pricing is unavailable or otherwise erroneous, CB Agent shall determine the USD notional value of such Digital Asset in good faith and in a commercially reasonable manner so as to produce a commercially reasonable result. Cash shall be valued at face value.

(c)

Coinbase and Lender agree that no pre-approval of the extension of Trade Credits (other than any Trade Credit with a USD notional value in excess of the Available Balance) shall be required for or a condition to the execution of any Order placed by Borrower pursuant to the MTA.

(d)

Lender will establish in the name of Borrower a ledger entry for purposes of tracking Trade Credits extended by Lender (“Trade Finance Debit Account”). The Trade Finance Debit Account shall reflect the cumulative Trade Credits that Lender has extended during each Defined Interval, both in terms of the aggregate USD notional value of the Trade Credits (as determined hereunder) and the Trade Credits denominated in specific Digital Assets.

(e)

Borrower and Lender agree that Borrower may use the Trade Credits extended hereunder exclusively for the purpose of the execution of trades on the Trading Platform. Borrower acknowledges that this CTF Agreement is not intended to be utilized for short selling of Digital Assets.

6.	Credit Protection

(a)

Grant of Security Interest. Borrower hereby grants to Lender a continuing security interest in, lien on and right of set off against all of Borrower’s right, title and interest, whether now owned or existing or hereafter acquired or arising, in Borrower’s Trading Balance and Custodial Account together with proceeds thereof (the “Collateral”), in order to secure repayment of Trade Credits and financing fees to Lender; provided that Lender’s lien on any Cash, Digital Assets or proceeds thereof shall immediately terminate upon the transfer of such assets from the Trading Balance or the Custodial Account at the instruction of Borrower.

(b)

No Other Liens. Borrower will not cause the Collateral, whether now owned or hereafter acquired, to be or become subject to any liens, security interests, mortgages or encumbrances of any nature, other than granted hereunder or arising under the Coinbase Prime Broker Agreement.

(c)

Perfection. Borrower shall execute such documents and take such other actions as the Lender shall reasonably request to perfect and maintain the Lender’s security interest with respect to the Collateral.

(d)

Control by CB Agent. For purposes of perfecting Lender’s security interest in the Collateral, CB Agent holds the Collateral as agent for Lender, and has control over the Collateral on behalf of Lender. Upon a Termination for Cause, Borrower hereby authorizes CB Agent, as securities intermediary with respect to the Trading Balance, to comply with all instructions and entitlement orders from Lender, as secured party, with respect to the disposition of the Collateral as contemplated in the Coinbase Prime Broker Agreement without further consent or direction from Borrower or any third-party.

(e)

Control by Coinbase Custody. For purposes of perfecting Lender’s security interest in the Collateral, Coinbase Custody holds Collateral as agent for Lender, and has control over Collateral for the benefit and on behalf of Lender. Upon a Termination for Cause, Borrower hereby authorizes Coinbase Custody, as securities intermediary with respect to the Custodial Account, to comply with all instructions and entitlement orders from Lender, as secured party, with respect to the disposition of the Collateral as contemplated in the Coinbase Prime Broker Agreement without further consent or direction from Borrower or any third-party.

(f)

Lender agrees not to deliver any instructions or entitlement orders to CB Agent (other than in connection with clause (h) below) or Coinbase Custody with respect of the Collateral without the consent or direction of Borrower prior to a Termination for Cause.

(g)

Upon a Termination for Cause, Lender is authorized to exercise its right of set-off or other remedies as a secured party with respect to the Collateral, in each case in accordance with the Coinbase Prime Broker Agreement.

(h)

Borrower acknowledges and agrees that until any Trade Credit is repaid in accordance with Section 7(b)(i) or Section 7(b)(ii), as applicable, CB Agent will keep the proceeds of any purchase or sale Order executed with the use of such Trade Credit in the Trading Balance; provided that immediatelyupon repayment of such Trade Credit in full in accordance with Section 7(b)(i) or Section 7(b)(ii), as applicable, CB Agent shall comply with Borrower’s instructions with respect to such proceeds.

7.	Repayment of the Trade Credits

(a)

Borrower agrees to fully repay to Lender the Trade Credits extended during a Defined Interval by the Settlement Deadline for that Defined Interval. Borrower is permitted to repay the Trade Credits at any time during the Defined Interval.

(b)

Borrower must repay Lender with the same type of asset that Lender provided in extending the applicable Trade Credit. Borrower’s repayment obligation shall be satisfied when Lender or CB Agent receives or is deemed to have received good funds for Cash Trade Credits or the relevant Digital Asset for Digital Asset Trade Credits. The parties agree that:

(i)

Borrower shall have repaid Lender in full for any Cash Trade Credit upon CB Agent’s receipt in the Trading Balance of an amount of cash in good funds equal to or greater than the notional amount of such Cash Trade Credit; and

(ii)

Borrower shall have repaid Lender in full for any Digital Asset Trade Credits upon Borrower instructing Coinbase Custody to transfer to the Trading Balance Digital Asset that are of the same type and in equal (or greater) number as the Digital Asset Trade Credit and Borrower does not subsequently successfully cancel such instruction.

(c)

Any Trade Credits that are repaid during a Defined Interval can be re-borrowed during the same Defined Interval but must be fully repaid by the Settlement Deadline for that Defined Interval. Upon execution of this CTF Agreement, Lender shall provide Borrower with standing settlement instructions for the repayment of the Trade Credits through the Trading Balance in accordance with clause (b) hereto.

8.	Fees for Trade Credits

Borrower agrees to pay Lender a fee for Lender’s extension of financing to Borrower as set forth in Appendix I.

9.	[Reserved]

10.	Termination; Modification

(a)

Unless otherwise provided in this CTF Agreement, Section 25 of the General Terms shall govern any suspension, restriction, termination or modification of the CTF Agreement provided hereunder. All obligations of Borrower with respect to outstanding Trade Credits, and rights of Lender in connection therewith, shall survive the termination of this CTF Agreement, including Lender’s security interest in the Collateral; provided that, for the avoidance of doubt, if the CTF Agreement is terminated such security interest shall be terminated immediately upon the repayment of the Trade Credits in full.

(b)	[Reserved]

(c)	[Reserved]

11.	Financial Information

Borrower will deliver to Lender: (i) as soon as available and in any event within 120 days after the end of each fiscal year of Borrower, the annual audited financial statements of Borrower prepared in accordance with generally accepted accounting principles in the United States of America, together with an audit report thereon issued by independent certified public accountants certified in the United States of America and of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit); (ii) within 20 days after the end of each calendar month, the net asset value of Client as of the last Business Day of such month as determined by its administrator in accordance with its offering memorandum; and (iii) promptly upon request, such additional information reasonably requested by Lender’s credit department for credit due diligence purposes; provided that, in each case, such information shall solely be provided to Coinbase’s credit department solely for purposes of evaluating Client’s creditworthiness in connection with the extension of credit under this CTF Agreement.

12.	Conflicts

In the event of any conflict between this CTF Agreement and the Coinbase Prime Broker Agreement, this CTF Agreement shall control.

Appendix 1-A

to the Coinbase Prime Broker Agreement

COINBASE PRIME FEE SCHEDULE (NON-ETP)

Appendix 1-B

to the Coinbase Prime Broker Agreement

COINBASE PRIME FEE SCHEDULE

(BTC ETP)

ADDENDUM NO. 1

PRIME BROKER AGREEMENT

[Redacted]

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

EXHIBIT A

DATA PROTECTION: PERSONAL INFORMATION SUPPLEMENT

EXHIBIT B

[RESERVED]

EXHIBIT C

INSURANCE

EXHIBIT D

[BUSINESS CONTINUITY & DISASTER RECOVERY POLICY]

EXHIBIT E

INFORMATION SECURITY

EXHIBIT F

MARKET DATA TERMS

ADDENDUM NO. 2

TO THE COINBASE PRIME BROKER AGREEMENT